Exhibit 10.1

$1,000,000,000

AMENDED AND RESTATED TERM LOAN AGREEMENT
among
PNM RESOURCES, INC.,
as Borrower,
THE LENDERS IDENTIFIED HEREIN,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
DATED AS OF MAY 20, 2022
WELLS FARGO SECURITIES, LLC,
as Sole Lead Arranger and Bookrunner

TABLE OF CONTENTS

SECTION 1 DEFINITIONS AND ACCOUNTING TERMS	5
1.1 Definitions.	5
1.2 Computation of Time Periods and Other Definitional Provisions.	27
1.3 Accounting Terms/Calculation of Financial Covenant.	28
1.4 Time.	28
1.5 Rounding of Financial Covenant.	28
1.6 References to Agreements and Requirement of Laws.	29
1.7 Rates	29

SECTION 2 CREDIT FACILITY	30
2.1 Loans.	30
2.2 Fees.	30
2.3 Continuations and Conversions.	31
2.4 Minimum Amounts.	31
2.5 Termination or Reduction of Commitments.	31
2.6 Evidence of Debt.	32

SECTION 3 GENERAL PROVISIONS APPLICABLE TO LOANS	32
3.1 Interest.	32
3.2 Payments Generally.	32
3.3 Prepayments.	34
3.4 [Reserved].	34
3.5 Payment in Full at Maturity.	34
3.6 Computations of Interest and Fees.	34
3.7 Pro Rata Treatment.	35
3.8 Sharing of Payments.	35
3.9 Capital Adequacy.	36
3.10 Changed Circumstances.	37
3.11 Illegality.	40
3.12 Requirements of Law.	40
3.13 Taxes.	40
3.14 Compensation.	43
3.15 Determination and Survival of Provisions.	44
3.16 Defaulting Lenders.	44
3.17 Mitigation Obligations	45

SECTION 4 CONDITIONS PRECEDENT	45
4.1 Closing Conditions.	45

SECTION 5 CONDITIONS TO FUNDING OF LOANS; AMENDMENT AND RESTATEMENT	48
5.1 Funding Requirements.	48
5.2 Amendment and Restatement.	48

SECTION 6 REPRESENTATIONS AND WARRANTIES	48
6.1 Organization and Good Standing.	49
6.2 Due Authorization.	49
6.3 No Conflicts.	49

6.4 Consents.	49
6.5 Enforceable Obligations.	49
6.6 Financial Condition.	49
6.7 No Material Change.	50
6.8 No Default.	50
6.9 Litigation.	50
6.10 Taxes.	50
6.11 Compliance with Law.	50
6.12 ERISA.	51
6.13 Use of Proceeds; Margin Stock.	51
6.14 Government Regulation.	52
6.15 Solvency.	52
6.16 Disclosure.	52
6.17 Environmental Matters.	52
6.18 [Reserved].	52
6.19 [Reserved].	52
6.20 Anti-Corruption Laws and Sanctions.	52

SECTION 7 AFFIRMATIVE COVENANTS	53
7.1 Information Covenants.	53
7.2 Financial Covenant.	55
7.3 Preservation of Existence and Franchises.	55
7.4 Books and Records.	55
7.5 Compliance with Law.	56
7.6 Payment of Taxes and Other Indebtedness.	56
7.7 Insurance.	56
7.8 Performance of Obligations.	56
7.9 Use of Proceeds.	57
7.10 Audits/Inspections.	57
7.11 Ownership of Certain Subsidiaries.	57

SECTION 8 NEGATIVE COVENANTS	57
8.1 Nature of Business.	57
8.2 Consolidation and Merger.	58
8.3 Sale or Lease of Assets.	58
8.4 Affiliate Transactions.	58
8.5 Liens.	58
8.6 Accounting Changes.	60

SECTION 9 EVENTS OF DEFAULT	60
9.1 Events of Default.	60
9.2 Acceleration; Remedies.	62
9.3 Allocation of Payments After Event of Default.	62

SECTION 10 AGENCY PROVISIONS	63
10.1 Appointment and Authority.	63
10.2 Rights as a Lender.	63
10.3 Exculpatory Provisions.	63
10.4 Reliance by Administrative Agent.	64
10.5 Delegation of Duties.	65
10.6 Resignation of Administrative Agent.	65

10.7 Non-Reliance on Administrative Agent and Other Lenders.	66
10.8 No Other Duties, Etc.	66
10.9 Administrative Agent May File Proofs of Claim.	66
10.10 Status of Lenders.	67
10.11 ERISA Matters.	67
10.12 Erroneous Payments.	68

SECTION 11 MISCELLANEOUS	70
11.1 Notices; Effectiveness; Electronic Communication.	70
11.2 Right of Set-Off.	72
11.3 Successors and Assigns.	72
11.4 No Waiver; Remedies Cumulative.	75
11.5 Attorney Costs, Expenses, Taxes and Indemnification by Borrower.	75
11.6 Amendments, Etc.	77
11.7 Counterparts; Integration; Effectiveness; Electronic Execution.	78
11.8 Headings.	79
11.9 Survival of Indemnification and Representations and Warranties.	79
11.10 Governing Law; Venue; Service.	79
11.11 Waiver of Jury Trial; Waiver of Consequential Damages.	79
11.12 Severability.	80
11.13 Further Assurances.	80
11.14 Confidentiality.	80
11.15 Entirety.	81
11.16 Binding Effect; Continuing Agreement.	81
11.17 Regulatory Statement.	82
11.18 USA Patriot Act Notice.	82
11.19 Acknowledgment.	82
11.20 Replacement of Lenders.	82
11.21 No Advisory or Fiduciary Responsibility.	83
11.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	84
11.23 Acknowledgement Regarding Any Supported QFCs.	84

iii

SCHEDULES
Schedule 1.1(a)    Pro Rata Shares
Schedule 11.1    Notices
EXHIBITS
Exhibit A    Form of Amended and Restated Credit Agreement
Exhibit 2.1(b)    Form of Notice of Borrowing
Exhibit 2.1(d)    Form of Term Note
Exhibit 2.3    Form of Notice of Continuation/Conversion
Exhibit 4.1(j)    Form of Account Designation Letter
Exhibit 7.1(c)    Form of Compliance Certificate
Exhibit 11.3(b)    Form of Assignment and Assumption
iv

AMENDED AND RESTATED TERM LOAN AGREEMENT
THIS AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Loan Agreement”) is entered into as of May 20, 2022 among PNM RESOURCES, INC., a New Mexico corporation, as Borrower, the Lenders and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.
RECITALS
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that Term Loan Agreement dated as of May 18, 2021 (as amended or otherwise modified immediately prior to the Restatement Date, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the Lenders party hereto, the Departing Lenders (as defined below) and the Administrative Agent have (a) entered into this Loan Agreement in order to amend and restate the Existing Credit Agreement in its entirety and (b) agreed that each Departing Lender shall cease to be a party to the Existing Credit Agreement as evidenced by its execution and delivery of its Departing Lender Signature Page;

WHEREAS, the Borrower has requested the Lenders and the Administrative Agent make certain modifications to, and amend and restate in its entirety, the Existing Credit Agreement, which the Lenders and the Administrative Agent have agreed to do on the terms and conditions set forth in this Loan Agreement as of the Restatement Date; and

WHEREAS, the Lenders party hereto have agreed to make the requested multi-draw term loan facility available to the Borrower on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1

DEFINITIONS AND ACCOUNTING TERMS
1.1Definitions.
The following terms shall have the meanings specified herein unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:
“Account Designation Letter” means the Notice of Account Designation Letter dated as of the Restatement Date from the Borrower to the Administrative Agent in substantially the form of Exhibit 4.1(j).
“Adjusted Base Rate” means the Base Rate plus the Applicable Percentage.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Wells Fargo Bank, National Association (including its branches and Affiliates as may be required to administer the duties), as administrative agent under this Loan Agreement, or any successor administrative agent appointed pursuant to Section 10.6.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.1 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person or (b) to direct or cause direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent and its Affiliates.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to anti-money laundering, bribery or corruption.
“Applicable Percentage” means, for SOFR Loans and Base Rate Loans, the appropriate applicable percentages, in each case (subject to the exception indicated below), corresponding to the Debt Rating of the Borrower in effect as of the most recent Calculation Date as shown below:

Pricing Level	Debt Rating	Applicable Percentage for SOFR Loans	Applicable Percentage for Base Rate Loans
I	> BBB/Baa2	0.80%	0.00%
II	BBB-/Baa3	0.95%	0.00%
III	< BB+ or unrated/Ba1 or unrated	1.10%	0.10%

The Applicable Percentage shall be determined and adjusted on the date (each a “Calculation Date”) one Business Day after the date on which the Borrower’s Debt Rating is upgraded or downgraded in a manner which requires a change in the then applicable Pricing Level set forth above. If at any time there is a split in the Borrower’s Debt Ratings between S&P and Moody’s, the Applicable Percentage shall be determined by the higher of the two Debt Ratings (i.e. the lower pricing), provided that if the two Debt Ratings are more than one level apart, the Applicable Percentage shall be based on the Debt Rating which is one level lower than the higher rating. If the Borrower does not have a Debt Rating from either S&P or Moody’s, then, Pricing Level III shall apply. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the

Applicable Percentage shall be applicable to all existing SOFR Loans as well as any new SOFR Loans made. The applicable Pricing Level for Applicable Percentage, as of the Restatement Date, is Pricing Level II.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Wells Fargo Securities, LLC, together with its successors and/or assigns.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit 11.3(b).
“Authorized Officer” means any of the president, vice president, chief executive officer, chief financial officer or treasurer of the Borrower.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Loan Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.10(c)(iv).
“Avangrid” means Avangrid, Inc.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of:
(a)    the Prime Rate in effect on such day;
(b)    the Federal Funds Rate in effect on such day plus 0.50%; and
(c)    Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1.00%.
“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.10(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Loan Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-

compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.10(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.10(c)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” means PNM Resources, Inc., a New Mexico corporation, together with its successors and permitted assigns.
“Borrower Obligations” means, without duplication, all of the obligations of the Borrower to the Lenders and the Administrative Agent, whenever arising, under this Loan Agreement, the Notes, or any of the other Loan Documents.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.
“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina are closed.
“Capital Stock” means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; including, in each case, all warrants, rights or options to purchase any of the foregoing.
“Change in Law” means the occurrence, after the date of this Loan Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, promulgation, implementation or application thereof by any Governmental Authority, (c) the adoption or taking effect of any request, rule, guideline, policy or directive (whether or not having the force of law) by any Governmental Authority or (d) any change in any request, rule, guideline, policy or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire other than pursuant to the Merger Agreement (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) other than a Merger Transaction pursuant to clause (i) of the definition thereof, (i) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or (ii) shall have entered into a contract or arrangement that, in the case of each of clause (i) or (ii), upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the Voting Stock of the Borrower on a fully-diluted basis (and taking into account all such Voting Stock that such Person or group has the right to acquire pursuant to any option right) representing twenty-five percent (25%) or more of the combined voting power of such Voting Stock.
“Closing Date” means May 18, 2021.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.
“Commitment” means, as to each Lender, its obligation to make or maintain a Loan to the Borrower pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Loan Agreement. The aggregate amount of Commitments of all Lenders on the Closing Date is ONE BILLION DOLLARS ($1,000,000,000).
“Commitment Fee” has the meaning assigned to such term in Section 2.2(a).
“Commitment Fee Rate” means 0.24% per annum.
“Commitment Termination Date” means January 31, 2022 (or such earlier date as the Commitments have been terminated as provided herein).
“Compensation Period” has the meaning set forth in Section 3.2(c)(ii).
“Compliance Certificate” means a fully completed and duly executed officer’s certificate in the form of Exhibit 7.1(c), together with a Covenant Compliance Worksheet.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.14 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Loan Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capitalization” means the sum of (a) all of the shareholders’ equity or net worth of the Borrower and its Subsidiaries, as determined in accordance with GAAP plus (b) Consolidated Indebtedness plus (c) the outstanding principal amount of Preferred Stock that is not a component of a Mandatory Security plus (d) 100% of the outstanding principal amount of Equity Preferred Securities of the Borrower and its Subsidiaries plus (e) the aggregate outstanding stated or principal amount of Mandatory Securities minus (f) Securitization Equity.
“Consolidated Indebtedness” means, as of any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) all Indebtedness of the Borrower and its Subsidiaries as of such date (other than reimbursement obligations of the Borrower and its Subsidiaries with respect to surety bonds in an aggregate amount not to exceed $500,000) minus (b) an amount equal to the outstanding principal amount of Equity Preferred Securities of the Borrower and its Subsidiaries, provided that the amount deducted pursuant to this clause (b) shall not exceed an amount equal to 15% of the Consolidated Capitalization of the Borrower and its Subsidiaries minus (c) Non-Recourse Securitization Indebtedness minus (d) the aggregate outstanding principal amount of Specified Indebtedness.
“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person’s liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).
“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Schedule I to Exhibit 7.1(c).
“Covered Entity” has the meaning set forth in Section 11.23.
“Credit Parties” shall mean each of the Lenders, the Administrative Agent and the Arranger.
“Debt Rating” means, with respect to any Person, the long term, senior, unsecured non-credit enhanced debt rating of such Person by S&P or Moody’s, as applicable; provided, however, that if neither S&P nor Moody’s issues a long term, senior, unsecured non-credit enhanced rating of such Person, then (a) the Debt Rating shall be such Person’s issuer corporate credit rating by S&P or Moody’s, as applicable, and (b) for purposes of determining the applicable pricing level in the definition of Applicable Percentage, the Debt Rating of the Borrower shall be deemed to be the lesser of (x) the actual Debt Rating of the Borrower and (y) one level lower than the Debt Rating of PSNM (e.g., if the Debt Rating of PSNM by S&P is BBB then the Debt Rating of the Borrower by S&P pursuant to this clause (b) can be no greater than BBB-).
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” means an interest rate equal to two percent (2%) plus the rate that otherwise would be applicable (or if no rate is applicable, the Base Rate plus two percent (2%) per annum).
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more of the conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied) or (c) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has become the subject of a Bail-In Action.
“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.
“Departing Lender Signature Page” means the signature page to this Loan Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Restatement Date on the conditions set forth on such signature page.

“Dollars” and “$” means dollars in lawful currency of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower’s consent is not required during the existence and continuation of a Default or an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been delivered to the Borrower and (iii) no Ineligible Institution shall be an Eligible Assignee.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Laws or relating to any permit issued, or any approval given, under any such Environmental Laws (collectively, “Claims”), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Laws and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.
“Equity Preferred Securities” means, with respect to any Person, any trust preferred securities or deferrable interest subordinated debt securities issued by such Person or other financing vehicle of such Person that (i) have an original maturity of at least twenty years, and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the first anniversary of the latest Maturity Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
“ERISA Affiliate” means any Person who together with the Borrower or any of its Subsidiaries is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result, within a reasonable period of time, in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a Reportable Event with respect to a Single Employer Plan or a Multiemployer Plan, (b) a complete or partial withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or the receipt by the Borrower, any of its Subsidiaries or any ERISA Affiliate of notice from a Multiemployer Plan that it is insolvent pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (c) the distribution by the Borrower, any of its Subsidiaries or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Single Employer Plan or Multiemployer Plan or the taking of any action to terminate any Single Employer Plan or Multiemployer Plan if the plan assets are not sufficient to pay all plan liabilities, (d) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, or the receipt by the Borrower, any of its Subsidiaries or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (e) the determination that any Single Employer Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA; (f) the imposition upon the Borrower, any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Single Employer Plan or Multiemployer Plan, or (g) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal or the termination of a Multiple Employer Plan, where the Borrower, a Subsidiary or an ERISA Affiliate has liability under Section 4062 or 4063 of ERISA.
“Erroneous Payment” has the meaning assigned thereto in Section 10.12(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 10.12(d).
“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 10.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 10.12(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 9.1.
“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.20) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.13(g) and (d) any United States federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning set forth in the introductory paragraph.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Loan Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreements entered into by the United States that implement the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Loan Agreement.
“Fee Letter” means the letter agreement dated as of the Closing Date, by and between the Borrower and the Administrative Agent.
“Financial Officer” means the chief financial officer, principal accounting officer or treasurer of the Borrower.
“Fiscal Quarter” means each of the calendar quarters ending as of the last day of each March, June, September and December.

“Fiscal Year” means the calendar year ending December 31.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Forward” has the meaning set forth in the definition of “Mandatory Security”.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Hazardous Substances” means any substances or materials (a) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Laws, (b) that are defined by any Environmental Laws as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (c) the presence of which require investigation or response under any Environmental Laws, (d) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (e) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (f) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedging Agreements” means, collectively, interest rate protection agreements, equity index agreements, foreign currency exchange agreements, option agreements or other interest or exchange rate or commodity price hedging agreements (other than (i) a Mandatory Security (or any component thereof) or any security convertible or exchangeable into Capital Stock of the Borrower (or cash in lieu thereof) and (ii) forward contracts for the delivery of power or gas written by the Borrower to its jurisdictional and wholesale customers in the ordinary course of business).
“Indebtedness” means, with respect to any Person (without duplication), (a) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (g) the net termination obligations of such Person under any Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date in accordance with the applicable rules under GAAP, (h) all Contingent Obligations of such Person, (i) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (j) the aggregate amount of uncollected accounts receivable of such Person subject at the time of determination to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all Equity Preferred Securities and (l) all indebtedness referred to in clauses (a) through (k) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.
“Indemnified Liabilities” has the meaning set forth in Section 11.5(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning set forth in Section 11.5(b).
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or any of its Subsidiaries, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
“Interest Payment Date” means, (a) as to any SOFR Loan, the last day of each Interest Period applicable to such Loan, the date of any prepayment of such Loan pursuant to Section 3.3 and the Maturity Date; provided, however, that if any Interest Period for a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the third Business Day after the end of each Fiscal Quarter, the date of any prepayment of such Loans pursuant to Section 3.3 and the Maturity Date.
“Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Continuation/Conversion; provided that:
(a)the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(b)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(c)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)no Interest Period shall extend beyond the Maturity Date;
(e)there shall be no more than seven (7) Interest Periods in effect at any time; and
(f)no tenor that has been removed from this definition pursuant to Section 3.10(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Continuation/Conversion.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, and a “Law” means any of the foregoing.
“Lender” means any of the Persons identified as a “Lender” on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns. For the avoidance of doubt, the term “Lenders” excludes the Departing Lenders.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.
“Loan Agreement” has the meaning set forth in the Preamble hereof.
“Loan Documents” means this Loan Agreement, the Fee Letter, the Notes, the Notice of Borrowing, any Notice of Continuation/Conversion, and any other document, agreement or instrument entered into or executed in connection with the foregoing.
“Loans” has the meaning set forth in Section 2.1(a).
“Mandatory Security” means a security that is a unit consisting of (a) a contract to purchase Capital Stock of the Borrower (whether expressed as a “purchase contract,” “forward contract” or otherwise) (the “Forward”) and (b) either (1) Indebtedness of the Borrower or a Subsidiary or (2) Preferred Stock of the Borrower (whether or not convertible into Capital Stock of the Borrower), where such Indebtedness or Preferred Stock is pledged by the holder of such unit to secure its obligations under the Forward.
“Margin Stock” has the meaning ascribed to such term in Regulation U.
“Material Adverse Change” means a material adverse change in the condition (financial or otherwise), operations, business, performance, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect upon (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under this Loan Agreement or any of the other Loan Documents or (c) the legality, validity or enforceability of this Loan Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder, provided, however, that a Material Adverse Effect shall not include the effect of (i) a shutdown or closure of the San Juan Generating Station or the Four Corners Power Plant, provided that the Borrower remains in compliance with Section 7.2 of this Loan Agreement or (ii) the failure of the transactions set forth in the Merger Agreement to be consummated.
“Material Credit Agreement” means any agreement(s) creating or evidencing indebtedness for borrowed money existing on or entered into after the Closing Date by the Borrower or any Subsidiary of the Borrower, or in respect of which the Borrower or any Subsidiary of the Borrower is an obligor or otherwise provides a guarantee or other credit support (a “Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of the Credit Facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts (subject to the aggregate limit in the preceding clause), then the largest Credit Facility shall be deemed to be a Material Credit Agreement, as such agreement or Credit Facility may be amended, modified, supplemented, restated, extended or refinanced from time to time.
“Maturity Date” means May 18, 2025.
“Merger Transactions” means (i) the entering into of that certain Agreement and Plan of Merger, dated as of October 20, 2020, as amended by that certain Amendment to Merger Agreement, dated as of January 3, 2022 (together with the exhibits and disclosure schedules thereto, but without giving effect to any further amendment, waiver or consent that is materially adverse to the interests of the Lenders in their respective capacities as such without the consent of the Administrative Agent, the “Merger Agreement”), among Avangrid, NM Green Holdings, Inc. (“Merger Sub”) and the Borrower, pursuant to which Merger Sub will be merged with and into the Borrower, the Borrower will be the surviving entity in the merger and the Borrower will become a subsidiary of Avangrid, and (ii) the consummation of the transactions set forth in the Merger Agreement.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate makes, is making or is accruing an obligation to make contributions or has made or been obligated to make contributions within the preceding seven (7) years.
“Multiple Employer Plan” means a Single Employer Plan to which the Borrower, any of its Subsidiaries or any ERISA Affiliate and at least one employer other than the Borrower, any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.
“Non-Recourse Securitization Indebtedness” means, as of any date of determination, (a) all Indebtedness related to State Approved Securitizations up to a maximum amount of $750,000,000 at any one time and (b) all Indebtedness related to the TNMP Securitization up to a maximum amount of $150,000,000 at any one time; provided that, in each case, such Indebtedness is non-recourse to the Borrower, other than with respect to Standard Securitization Undertakings.

“Notes” means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(d).
“Notice of Borrowing” means a request by the Borrower for a Loan in the form of Exhibit 2.1(b).
“Notice of Continuation/Conversion” means a request by the Borrower to continue an existing SOFR Loan to a new Interest Period or to convert a SOFR Loan to a Base Rate Loan or a Base Rate Loan to a SOFR Loan, in the form of Exhibit 2.3.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.20).
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.
“Participant” has the meaning set forth in Section 11.3(d).
“Participant Register” has the meaning set forth in Section 11.3(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.
“Payment Recipient” has the meaning assigned thereto in Section 10.12(a).
“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.
“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.
“PNMR Development” means PNMR Development and Management Corporation, a New Mexico corporation.

“Preferred Stock” means, with respect to any Person, all preferred Capital Stock issued by such Person in which the terms thereof do not require such Capital Stock to be redeemed for cash or to make mandatory sinking fund payments.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Rata Share” means, with respect to each Lender (i) at any time prior to the termination of all of the Commitments pursuant to Section 2.5, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the unused Commitment of such Lender at such time and the denominator of which is the amount of the aggregate unused Commitments of all Lenders at such time and (ii) at all times after the termination of all of the Commitments pursuant to Section 2.5 or otherwise, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the outstanding principal amount of such Lender’s Loans at such time and the denominator of which is the aggregate outstanding principal amount of all Loans at such time.
“Prohibited Transaction” means any transaction described in (a) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (b) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.
“Property” means any right, title or interest in or to any property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“PSNM” means Public Service Company of New Mexico, a New Mexico corporation.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC Credit Support” has the meaning set forth in Section 11.23.
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Register” has the meaning set forth in Section 11.3(c).
“Regulations T, U and X” means Regulations T, U and X, respectively, of the FRB, and any successor regulations.
“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means (a) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), (b) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (c) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (d) a cessation of operations described in Section 4062(e) of ERISA.
“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of the aggregate outstanding principal amount of all Loans and Commitments (or, if all Loans have been repaid in full and the Commitments have been terminated, more than 50% of the aggregate amount of all outstanding Borrower Obligations at such time). Notwithstanding the foregoing, the Commitment and Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirement of Law” means, with respect to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Loan Agreement and the other Loan Documents.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the president, the chief executive officer, the co-chief executive officer, the chief financial officer, any executive officer, vice president-finance, principal accounting officer or treasurer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Loan Agreement and the other Loan Documents.
“Restatement Date” means May 20, 2022.
“Sanctioned Country” means, at any time, a region, a country or territory which is itself (or whose government is) the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, any target of Sanctions, including; (a) any Person on any list of targets identified or designated pursuant to any Sanctions, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.
“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.

“SEC Reports” means (i) the Annual Report on Form 10-K of the Borrower for the Fiscal Year ended December 31, 2021, and (ii) the Quarterly Reports on Form 10-Q of the Borrower for the Fiscal Quarter ended March 31, 2022.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securitization Equity” means, as of any date of determination, with respect to a Subsidiary of the Borrower formed for the purpose of entering into a State Approved Securitization or the TNMP Securitization, all of the equity of such Subsidiary, as determined in accordance with GAAP.
“Single Employer Plan” means any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) which is covered by Title IV of ERISA, but which is not a Multiemployer Plan and which the Borrower, any Subsidiary or any ERISA Affiliate has maintained, funded or administered for employees at any time within the preceding seven (7) years.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 3.1(a)(ii).
“Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Obligations, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.
“Specified Agreements” means each of (i) that certain $150,000,000 Term Loan Agreement, dated as of December 14, 2018, by and among the Borrower, the lenders party thereto and MUFG Bank Ltd. (“MUFG”), as administrative agent, (ii) that certain $150,000,000 Term Loan Agreement, dated as of December 21, 2020, by and among the Borrower, the lenders party thereto and U.S. Bank National Association, as administrative agent, (iii) that certain $300,000,000 Term Loan Agreement, dated as of December 22, 2020, by and among the Borrower, the lenders party thereto and MUFG, as administrative agent, (iv) that certain $40,000,000 364-Day Credit Agreement, dated as of February 26, 2018, by and among PNMR Development and Wells Fargo Bank, National Association, as lender, and (v) that certain $65,000,000 Term Loan Credit Agreement, dated as of November 26, 2018, by and among PNMR Development and KeyBank National Association, as administrative agent and lender, in each case as amended or otherwise modified.
“Specified Indebtedness” means (a) any Indebtedness that is mandatorily redeemable at maturity for Capital Stock of the Borrower or (b) any Indebtedness that is a component of a Mandatory Security (it being understood that if such Indebtedness is no longer a component of a Mandatory Security, including following settlement of the related Forward, a remarketing of such Indebtedness, or substituting such Indebtedness with other collateral for the related Forward, then such Indebtedness shall not constitute Specified Indebtedness).
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or a Subsidiary thereof that are reasonably customary in non-recourse securitization transactions.
“State Approved Securitization” means a securitization financing entered into by PSNM pursuant to existing or future New Mexico statutory authority and regulatory approval by the New Mexico Public Regulation Commission (or any successor commission) (the “NMPRC”) authorizing the imposition on electric customers of a charge to permit the recovery over time of costs identified by a financing order issued by the NMPRC pursuant to statutory authority.
“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time. Any reference to Subsidiary herein, unless otherwise identified, shall mean a Subsidiary, direct or indirect, of the Borrower. Any reference to a Subsidiary of the Borrower herein shall not include any Subsidiary that is inactive, has minimal or no assets and does not generate revenues.
“Supported QFC” has the meaning set forth in Section 11.23.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term

SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means $20,000,000.
“TNMP” means Texas-New Mexico Power Company, a Texas corporation.
“TNMP Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of March 11, 2022, among TNMP, the lenders party thereto and KeyBank National Association, as administrative agent, as amended, modified, supplemented or restated from time to time.
“TNMP First Mortgage Bonds” means those certain first mortgage bonds issued pursuant to the First Mortgage Indenture dated as of March 23, 2009, between TNMP and MUFG Union Bank, N.A. (f/k/a Union Bank, N.A.) (successor to The Bank of New York Mellon Trust Company, N.A.), as trustee thereunder, as it may be supplemented and amended from time to time.
“TNMP Securitization” means a securitization financing entered into by TNMP or a Subsidiary of TNMP relating to regulatory assets, stranded costs, transition property, all rights and property interests (contractual, statutory, regulatory or otherwise) to impose and collect transition charges, including all cash proceeds collected, and accounts receivable arising, therefrom and all rights and interests that may become transition property under the Texas Utilities Code.
“Total Assets” means all assets of the Borrower and its Subsidiaries as shown on its most recent quarterly consolidated balance sheet, as determined in accordance with GAAP.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.1(b), 2.3 and 3.3, in each case, such day is also a Business Day.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.23.
“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 3.13(g).
“VIE” has the meaning specified in Section 1.3(c).
“Voting Stock” means the Capital Stock of a Person that is then outstanding and normally entitled to vote in the election of directors and other securities of such Person convertible into or exercisable for such Capital Stock (whether or not such securities are then currently convertible or exercisable).
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Computation of Time Periods and Other Definitional Provisions.
For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” References in this Loan Agreement to “Articles”, “Sections”, “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of or to this Loan Agreement unless otherwise specifically provided. Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof.

1.3Accounting Terms/Calculation of Financial Covenant.
(a)Except as otherwise expressly provided herein, all accounting terms used herein or incorporated herein by reference shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. Notwithstanding anything to the contrary in this Loan Agreement, for purposes of calculation of the financial covenant set forth in Section 7.2, all accounting determinations and computations thereunder shall be made in accordance with GAAP as in effect as of the date of this Loan Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 4.1(d). In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenant contained in Section 7.2, such changes shall be followed only from and after the date this Loan Agreement shall have been amended to take into account any such changes.
(b)Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and, except as specifically provided in the definitions of “Consolidated Capitalization” and “Consolidated Indebtedness,” such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease before January 1, 2019 and any similar lease entered into after January 1, 2019 by such Person shall be accounted for as obligations relating to an operating lease and not as a financing lease.
(c)    All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity (“VIE”) that the Borrower is required to consolidate pursuant to FASB Accounting Standards Codification Topic 810 – Consolidation – Variable Interest Entities as if such variable interest entity were a Subsidiary as defined herein; provided that the financial covenant in Section 7.2 shall be calculated without consolidation of any VIE to the extent the Borrower or its consolidated Subsidiaries have entered into power purchase agreements with such VIE to serve retail customers as a result of the shutdown or closure of the San Juan Generating Station or the Four Corners Power Plant.

1.4Time.
All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.
1.5Rounding of Financial Covenant.
Any financial ratios required to be maintained by the Borrower pursuant to this Loan Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.6References to Agreements and Requirement of Laws.
Unless otherwise expressly provided herein: (a) references to organization documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.
1.7Rates.
The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.10(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Loan Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Loan Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
1.8Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2

CREDIT FACILITY
2.1Loans.
(a)Commitment. Each Lender severally agrees, on the terms and conditions of this Loan Agreement, to make term loans in Dollars (each a “Loan” and, collectively, the “Loans”) to the Borrower during the period commencing on the Closing Date to, and including, the Commitment Termination Date in not more than four Borrowings in an aggregate amount equal to such Lender’s Commitment (as such Commitment shall be reduced as set forth in Section 2.5). Amounts repaid or prepaid in respect of the Loans may not be reborrowed.
(b)Method of Borrowing. By no later than (i) 10:00 a.m. on the date of the requested Borrowing of Loans that will be comprised of Base Rate Loans and (ii) 12:00 noon three (3) U.S. Government Securities Business Days prior to the date of the requested Borrowing of Loans that will be comprised of SOFR Loans, the Borrower shall submit a written Notice of Borrowing in the form of Exhibit 2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) the date of the requested Borrowing, (C) the Type of Loan, (D) with respect to Loans that will be SOFR Loans, the Interest Period applicable thereto, (E) a certification that the Borrower has complied, or, in respect of any Borrowing that will consist of SOFR Loans, intends to comply, in all respects with Section 5.1 and (F) with respect to Loans that will be SOFR Loans, compensation provisions substantially consistent with the terms of Section 3.14. If the Borrower shall fail to specify (1) an Interest Period in the case of a SOFR Loan, then such SOFR Loan shall be deemed to have an Interest Period of one month or (2) the Type of Loan requested, then such Loan shall be deemed to be a Base Rate Loan.
(c)Funding of Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each such Lender shall make its Pro Rata Share of the requested Loans available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the Notice of Borrowing. Upon satisfaction of the conditions set forth in Section 5.1, the amount of the requested Loans will then be made available to the Borrower by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower or such other means agreed to by the Administrative Agent and the Borrower.
(d)Term Notes. At the request of any Lender, the Loans made by such Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Exhibit 2.1(d).
2.2Fees.
(a)The Borrower agrees to pay to the Administrative Agent for the pro rata benefit of each Lender (other than the Defaulting Lenders, if any) based on its Pro Rata Share, a per annum fee equal to the Commitment Fee Rate multiplied by the unused Commitment for each such day (the “Commitment Fee”). The Commitment Fees shall commence to accrue on the Closing Date, and shall continue to accrue until the earlier of (i) the Commitment Termination Date and (ii) the date on which all of the Commitments under this Loan Agreement have been terminated. The Commitment Fee shall be due and payable in arrears quarterly on the last Business Day of each calendar quarter and on the Maturity Date (or any other date on which the Commitments shall be reduced or terminated).

(b)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent pursuant to the Fee Letter.

2.3Continuations and Conversions.
Subject to the terms below, the Borrower shall have the option, on any U.S. Government Securities Business Day prior to the Maturity Date, to continue existing SOFR Loans in whole or in part for a subsequent Interest Period, to convert Base Rate Loans in whole or in part into SOFR Loans or to convert SOFR Loans in whole or in part into Base Rate Loans. By no later than 12:00 noon (a) two U.S. Government Securities Business Days prior to the date of the requested conversion of a SOFR Loan to a Base Rate Loan and (b) three Business Days prior to the date of the requested continuation of a SOFR Loan or conversion of a Base Rate Loan to a SOFR Loan, the Borrower shall provide a written Notice of Continuation/Conversion in the form of Exhibit 2.3, setting forth whether the Borrower wishes to continue or convert such Loans. Notwithstanding anything herein to the contrary, (A) except as provided in Section 3.10(b), SOFR Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (B) SOFR Loans may not be continued nor may Base Rate Loans be converted into SOFR Loans during the existence and continuation of a Default or an Event of Default and (C) any request to continue a SOFR Loan that fails to comply with the terms hereof or any failure to request a continuation of a SOFR Loan at the end of an Interest Period shall be deemed a request to convert such SOFR Loan to a Base Rate Loan on the last day of the applicable Interest Period.
2.4Minimum Amounts.
Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each SOFR Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of outstanding Loans) and (c) no more than seven SOFR Loans shall be outstanding hereunder at any one time. For the purposes of this Section 2.4, separate SOFR Loans that begin and end on the same date, as well as SOFR Loans that begin and end on different dates, shall all be considered as separate SOFR Loans.
2.5Termination or Reduction of the Commitments.
(a)Upon any Lender’s making of its Loans, the Commitment of such Lender shall be reduced automatically on a dollar for dollar basis. Unless previously terminated, the unused Commitments shall terminate at 5:00 p.m., New York City time, on the Commitment Termination Date. For the avoidance of doubt, any unused Commitments terminated on January 22, 2022 and shall not be reinstated as of the Restatement Date.
(b)The Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to permanently terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or the remaining balance, if less than $5,000,000. Once terminated, a Commitment or portion thereof may not be reinstated.

2.6Evidence of Debt.
The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to its Borrower Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 3

GENERAL PROVISIONS APPLICABLE
TO LOANS
3.1Interest.
(a)Interest Rate. Subject to Section 3.1(b), (i) all Base Rate Loans shall accrue interest at the Adjusted Base Rate and (ii) all SOFR Loans shall accrue interest at Adjusted Term SOFR plus the Applicable Percentage.
(b)Default Rate of Interest.
(i)After the occurrence, and during the continuation, of an Event of Default pursuant to Section 9.1(a), the principal of and, to the extent permitted by Law, interest on the Loans and any other amounts owing hereunder or under the other Loan Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at the Default Rate.
(ii)After the occurrence, and during the continuation, of an Event of Default (other than an Event of Default pursuant to Section 9.1(a)), at the request of the Required Lenders, the principal of and, to the extent permitted by Law, interest on the Loans and any other amounts owing hereunder or under the other Loan Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at the Default Rate.
(c)Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date.
3.2Payments Generally.
(a)No Deductions; Place and Time of Payments. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Notwithstanding the foregoing, if there exists a Defaulting Lender, each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 3.16(b).
(b)Payment Dates. Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)Advances by Administrative Agent. Unless the Borrower or any Lender has notified the Administrative Agent, prior to the time any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Overnight Rate from time to time in effect; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)Several Obligations. The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

(e)Funding Offices. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
3.3Prepayments.
Voluntary Prepayments. The Borrower shall have the right to prepay the Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) all prepayments under this Section 3.3 shall be subject to Section 3.14, (ii) SOFR Loans may only be prepaid on three (3) U.S. Government Securities Business Days’ prior written notice to the Administrative Agent, (iii) each such partial prepayment of SOFR Loans shall be in the minimum principal amount of $1,000,000 and integral multiples of $1,000,000, and (iv) each such partial prepayment of Base Rate Loans shall be in the minimum principal amount of $500,000 and integral multiples of $100,000, or, in the case of clauses (iii) and (iv), if less than such minimum amounts, the entire principal amount thereof then outstanding. Amounts prepaid pursuant to this Section 3.3 shall be applied as the Borrower may elect based on the Lenders’ Pro Rata Shares; provided, however, if the Borrower fails to specify, such prepayment shall be applied by the Administrative Agent, subject to Section 3.7, in such manner as it deems reasonably appropriate.
3.4[Reserved].
3.5Payment in Full at Maturity.
On the Maturity Date, the entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all fees and other sums owing under the Loan Documents, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2; provided that if the Maturity Date is not a Business Day, then such principal, interest, fees and other sums shall be due and payable in full on the next preceding Business Day.
3.6Computations of Interest and Fees.
(a)Calculation of Interest and Fees. Except for Base Rate Loans that are based upon the Prime Rate, in which case interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and including the first date of Borrowing (or continuation or conversion) to but excluding the last day occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)Usury. It is the intent of the Lenders and the Borrower to conform to and contract in strict compliance with applicable usury Law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Borrower Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Loan Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable Law. If, from any possible construction of any of the Loan Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this subsection and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable Law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable Law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Loan Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of the Loans does not exceed the maximum nonusurious amount permitted by applicable Law.
3.7Pro Rata Treatment.
Except to the extent otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Loan, each payment of interest, each payment of fees (other than administrative fees, if any, paid to the Administrative Agent) and each conversion or continuation of any Loans, shall be allocated pro rata among the relevant Lenders in accordance with their Pro Rata Shares; provided that, if any Lender shall have failed to pay its Pro Rata Share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.7 shall instead be payable to the Administrative Agent until the share of such Loan not funded or purchased by such Lender has been repaid. In the event any principal, interest, fee or other amount paid to any Lender pursuant to this Loan Agreement or any other Loan Document is rescinded or must otherwise be returned by the Administrative Agent, (a) such principal, interest, fee or other amount that had been satisfied by such payment shall be revived, reinstated and continued in full force and effect as if such payment had not occurred and (b) such Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to the Overnight Rate if repaid within two (2) Business Days after such request and thereafter the Base Rate.
3.8Sharing of Payments.
The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Loan Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Law or other similar Law or otherwise, or by any other means, in excess of its Pro Rata Share of such payment as provided for in this Loan Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their Pro Rata Shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be returned, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise returned. The Borrower agrees that (a) any Lender so purchasing such a participation may, to the fullest extent permitted by Law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation and (b) the Borrower Obligations that have been satisfied by a payment that has been rescinded or otherwise returned shall be revived, reinstated and continued in full force and effect as if such payment had not occurred. Except as otherwise expressly provided in this Loan Agreement, if any Lender or the Administrative Agent shall fail to remit to any other Lender an amount payable by such Lender or the Administrative Agent to such other Lender pursuant to this Loan Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Overnight Rate. If under any applicable Debtor Relief Law or other similar Law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.
Notwithstanding the foregoing, if there exists a Defaulting Lender, all amounts received by such Defaulting Lender hereunder shall be applied in accordance with Section 3.16(b).
3.9Capital Adequacy.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Loan Agreement or Loans made by such Lender therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrower shall promptly pay to any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company,

if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Loan Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender, the Borrower shall promptly pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.
(d)    Delay in Requests. Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Survival. All of the obligations of the Borrower under this Section 3.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(f)    Similarly Situated Borrowers. Each Lender or other Recipient shall make any determination to request compensation under Section 3.9 in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or Recipient after consideration of such factors as such Lender or Recipient then reasonably determines to be relevant.
3.10Changed Circumstances.
(a)Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then. in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.14.
(b)Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.14.
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement.
(A)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Loan Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this

Section 3.10(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.
(B)No Hedging Agreement shall be deemed to be a “Loan Document” for purposes of this Section 3.10(c).
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Loan Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.10(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.10(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Loan Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.10(c).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
3.11[Reserved].
3.12[Reserved].
3.13Taxes.
(a)Defined Terms. For purposes of this Section 3.13, the term “Applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.3(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.13(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign

Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
FIRST, in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
SECOND, executed copies of IRS Form W-8ECI;
THIRD, in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.13-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or
FOURTH, to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.13-2 or Exhibit 3.13-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.13-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) each of the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.13 (including by the payment of additional amounts pursuant to this Section 3.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 3.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.14Compensation Indemnity.
The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (b) any failure of the Borrower to borrow or continue a SOFR Loan or convert to a SOFR Loan on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion, (c) any failure of the Borrower to prepay any SOFR Loan on a date specified therefor in any notice of prepayment under Section 3.3, (d) any payment, prepayment or conversion of any SOFR Loan on a date other than the last day of the Interest

Period therefor (including as a result of an Event of Default) or (e) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 11.20. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Borrower under this Section 3.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.15Determination and Survival of Provisions.
All determinations by the Administrative Agent or a Lender of amounts owing under Sections 3.9 through 3.14, inclusive, shall, absent manifest error, be conclusive and binding on the parties hereto and all amounts owing thereunder shall be due and payable within ten (10) Business Days of demand therefor. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Section 3.9 through 3.14, inclusive, shall survive the termination of this Loan Agreement and the payment of all Borrower Obligations.
3.16Defaulting Lenders.
Notwithstanding anything to the contrary contained in this Loan Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(a)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Loan Agreement shall be restricted as set forth in Section 11.6.
(b)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 11.2), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Loan Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Loan Agreement; fourth, to the payment of any amounts owing to the Administrative Agent or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Loan Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Loan Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Loans were made at a time when the conditions set forth in Section 5.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 3.16(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)Fees. Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.2(a).
(d)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
3.17Mitigation Obligations.
If any Lender requests compensation under Section 3.9, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.13 or if any Lender gives a notice pursuant to Section 3.10(b), then, at the request of the Borrower, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.9 or Section 3.13, as the case may be, in the future or eliminate the need for the notice pursuant to Section 3.10(b), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
SECTION 4

CONDITIONS PRECEDENT
4.1Closing Conditions.
The obligation of the Lenders to enter into this Loan Agreement and to make the Loans is subject to satisfaction of the following conditions:
(a)Executed Loan Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Loan Agreement and (ii) the Notes to the extent requested by the Lenders.

(b)Authority Documents. Receipt by the Administrative Agent of the following:
(i)Organizational Documents. Copies of the articles of incorporation of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and copies of the bylaws of the Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of the Restatement Date.
(ii)Resolutions. Copies of resolutions of the board of directors of the Borrower approving and adopting this Loan Agreement and the other Loan Documents to which it is a party, the transactions contemplated herein and therein and authorizing execution and delivery hereof and thereof, certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct and in full force and effect as of the Restatement Date.
(iii)Good Standing. Copies of a certificate of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation.
(iv)Incumbency. An incumbency certificate of the Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of the Restatement Date.
(c)Opinions of Counsel. Receipt by the Administrative Agent of opinions of counsel from counsel to the Borrower (which may include in-house counsel with respect to matters of New Mexico law), in form and substance acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Restatement Date.
(d)Financial Statements. Receipt by the Administrative Agent of a copy of (i) the annual consolidated financial statements (including balance sheets, income statements and cash flow statements) of the Borrower and its Subsidiaries for Fiscal Years 2020 and 2021, audited by independent public accountants of recognized national standing, (ii) the consolidated balance sheet, income statement, and statement of cash flows of the Borrower and its Subsidiaries for each of the Fiscal Quarter ended March 31, 2022, together with a year to date statement of cash flows and (iii) such other financial information regarding the Borrower as the Administrative Agent may reasonably request. The Administrative Agent acknowledges that the items described in clauses (i) and (ii) above have been posted on the Borrower’s website at the website address listed on Schedule 11.1 and are therefore deemed to have been received by the Administrative Agent.
(e)Specified Agreements. The Administrative Agent shall have received evidence satisfactory to it that each of the Specified Agreements shall have been terminated and cancelled and all Indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans hereunder) and all liens, if any, thereunder shall have been terminated.
(f)Material Adverse Effect. Since December 31, 2021, except as disclosed in the SEC Reports, (i) there shall have been no development or event relating to or affecting the Borrower or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect, and (ii) no Material Adverse Change shall have occurred in the facts and information regarding the Borrower and its Subsidiaries as disclosed in the SEC Reports.

(g)Litigation. There shall not exist any material order, decree, judgment, ruling or injunction or any material pending or threatened action, suit, investigation or proceeding against the Borrower or any of its Subsidiaries except as disclosed in the SEC Reports.
(h)Consents. All necessary governmental, shareholder and third party consents and approvals, if any, with respect to this Loan Agreement and the Loan Documents and the transactions contemplated herein and therein have been received and no condition or Requirement of Law exists which would reasonably be likely to restrain, prevent or impose any material adverse conditions on the transactions contemplated hereby and by the other Loan Documents.
(i)Officer’s Certificates. Receipt by the Administrative Agent of a certificate or certificates executed by a Financial Officer or an Authorized Officer of the Borrower as of the Restatement Date stating that (i) the Borrower and each of its Subsidiaries are in compliance in all material respects with all existing material financial obligations and all material Requirements of Law, (ii) there does not exist any material order, decree, judgment, ruling or injunction or any material pending or threatened action, suit, investigation or proceeding against the Borrower or any of its Subsidiaries except as disclosed in the SEC Reports, (iii) the financial statements and information delivered to the Administrative Agent on or before the Restatement Date were prepared in good faith and in accordance with GAAP and (iv) immediately after giving effect to this Loan Agreement, the other Loan Documents and all the transactions contemplated herein or therein to occur on such date, (A) the Borrower is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, (D) since December 31, 2021, except as disclosed in the SEC Reports, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect, and no Material Adverse Change has occurred in the facts and information regarding the Borrower and its Subsidiaries as disclosed in the SEC Reports and (E) the Borrower is in compliance with the financial covenant set forth in Section 7.2, as of March 31, 2022, as demonstrated in the Covenant Compliance Worksheet attached to such certificate.
(j)Account Designation Letter. Receipt by the Administrative Agent of an executed counterpart of the Account Designation Letter.
(k)PATRIOT Act. The Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information reasonably requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act.
(l)Beneficial Ownership Certification. The Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it, in each case at least five (5) Business Days prior to the Restatement Date.
(m)Fees and Expenses. Unless waived by the Person entitled thereto, payment by the Borrower of the fees required to be paid pursuant to the Fee Letter on the Closing Date and all attorneys’ fees and expenses owed by it to the Administrative Agent, the Arranger and the Lenders on or before the Restatement Date.
(n)Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender.

Without limiting the generality of the provisions of Section 10.4, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Loan Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 5

CONDITIONS TO FUNDING OF LOANS; AMENDMENT AND RESTATEMENT

5.1Funding Requirements.
    In addition to the conditions precedent set forth in Section 4.1 of this Loan Agreement, the Lenders shall not be obligated to make the Loans unless the following conditions are satisfied as of the date of each Borrowing:

(a)    Notice. The Borrower shall have delivered a Notice of Borrowing, duly executed and completed by the time specified in Section 2.1.

(b)    Representations and Warranties. The representations and warranties made by the Borrower in any Loan Document (other than the representation and warranties in Section 6.7(a) (but only with respect to clause (a) of the definition of Material Adverse Effect) and Section 6.9 of the Loan Agreement) are true and correct in all material respects (except that any representation and warranty that is qualified by materiality, Material Adverse Effect or Material Adverse Change shall be true and correct in all respects) at and as if made as of such date except to the extent they expressly and exclusively relate to an earlier date.

(c)    No Default. No Default or Event of Default shall exist and be continuing either prior to or after giving effect to the requested Borrowing.

The delivery of the Notice of Borrowing shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b) and (c) above.

5.2Amendment and Restatement.
    The Borrower has informed the other parties hereto that (i) substantially concurrently with the consummation of the transactions set forth in the Merger Agreement, the Borrower desires to assign all of its rights, duties, obligations and liabilities under this Agreement to Avangrid, including, without limitation, the right to obtain Loans, and that Avangrid desires to assume, as its direct and primary obligation, the payment and performance of all of the duties, liabilities and obligations of the Borrower under this Agreement and the other Loan Documents, including, without limitation, the Borrower Obligations, and any other obligations to pay principal, interest and fees with respect to all such liabilities and obligations, and indemnification obligations related thereto, and (ii) such assignment and assumption is requested to be evidenced pursuant to an amendment and restatement of this Agreement in the form of the amended and restated credit agreement attached hereto as Exhibit A, reviewed by the Administrative Agent, the Lenders, the Borrower and Avangrid (the “Restated Credit Agreement”). Each of the parties hereto acknowledges and agrees that it has reviewed the Restated Credit Agreement and that, subject to the satisfaction of the conditions precedent set forth in such Restated Credit Agreement, (i) the Administrative Agent and the Lenders shall execute the Restated Credit Agreement and (ii) the Restated Credit Agreement shall become effective substantially concurrently with the consummation of the transactions set forth in the Merger Agreement and upon the satisfaction of the conditions set forth therein.

SECTION 6

REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Loan Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
6.1Organization and Good Standing.
Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign entity authorized to do business in every other jurisdiction where the failure to so qualify would have a Material Adverse Effect and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted. Neither the Borrower nor any of its Subsidiaries is an Affected Financial Institution or a Covered Party.
6.2Due Authorization.
The Borrower (a) has the requisite corporate power and authority to execute, deliver and perform this Loan Agreement and the other Loan Documents and to incur the obligations herein and therein provided for and (b) has been authorized by all necessary action to execute, deliver and perform this Loan Agreement and the other Loan Documents.
6.3No Conflicts.
Neither the execution and delivery of this Loan Agreement and the other Loan Documents, nor the consummation of the transactions contemplated herein and therein, nor performance of and compliance with the terms and provisions hereof and thereof by the Borrower will (a) violate or conflict with any provision of its organizational documents, (b) violate, contravene or conflict with any law, regulation (including without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or would be reasonably expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to its properties.
6.4Consents.
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance of this Loan Agreement or any of the other Loan Documents that has not been obtained or completed.
6.5Enforceable Obligations.
This Loan Agreement and the other Loan Documents have been duly executed and delivered and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by Debtor Relief Laws or similar laws affecting creditors’ rights generally or by general equitable principles.

6.6Financial Condition.
The financial statements delivered to the Lenders pursuant to Section 4.1(d) and pursuant to Sections 7.1(a) and (b): (i) have been prepared in accordance with GAAP except that the quarterly financial statements are subject to year-end adjustments and have fewer footnotes than annual statements and (ii) present fairly the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. No opinion provided with respect to the Borrower’s financial statements pursuant to Section 4.1(d) or 7.1(a) (or as to any prior annual financial statements) has been withdrawn.
6.7No Material Change.
(a)Since December 31, 2021, except as disclosed in the SEC Reports, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which would have or would reasonably be expected to have a Material Adverse Effect.
(b)Since December 31, 2021, except as disclosed in the SEC Reports, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of its business or property, and no purchase or other acquisition by the Borrower or any of its Subsidiaries of any business or property (including the Capital Stock of any other Person) material in relation to the financial condition of the Borrower or any of its Subsidiaries, in each case which is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 4.1(d) or 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Loan Agreement and communicated to the Lenders.
6.8No Default.
Neither the Borrower nor any of its Subsidiaries is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default presently exists and is continuing.
6.9Litigation.
Except as disclosed in the SEC Reports, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which would have or would reasonably be expected to have a Material Adverse Effect.
6.10Taxes.
Each of the Borrower and its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owed by it, except for such taxes (i) the amount of which, individually or in the aggregate, is not material, or (ii) which are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.

6.11Compliance with Law.
Each of the Borrower and its Subsidiaries is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties, unless such failure to comply would not have or would not reasonably be expected to have a Material Adverse Effect.
6.12ERISA.
(a)Except as would not result or reasonably be expected to result in a Material Adverse Effect:
(i)Each Single Employer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws, regulations and published interpretations thereunder, except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Single Employer Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Single Employer Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect.
(ii)No ERISA Event has occurred or is reasonably expected to occur.
(iii)No Prohibited Transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Single Employer Plan which has subjected or would be reasonably likely to subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.
(iv)No proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best of the knowledge of the Borrower after due inquiry, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate (a “Welfare Plan”), (ii) any Single Employer Plan or (iii) any Multiemployer Plan.
(v)Each Welfare Plan to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.
(b)The Borrower represents and warrants as of the Restatement Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

6.13Use of Proceeds; Margin Stock.
The proceeds of the Borrowings hereunder will be used solely for the purposes specified in Section 7.9. None of such proceeds will be used (a)(i) for the purpose of purchasing or carrying any Margin Stock or (ii) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock, or (iii) for any other purpose that might constitute this transaction a “purpose credit” within the meaning of Regulation U or (b) for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such acquisition.
6.14Government Regulation.
The Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company.
6.15Solvency.
The Borrower is and, after the consummation of the transactions contemplated by this Loan Agreement, will be Solvent.
6.16Disclosure.
Neither this Loan Agreement nor any financial statements delivered to the Administrative Agent or the Lenders nor any other document, certificate or statement furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading. As of the Restatement Date, all of the information included in the Beneficial Ownership Certification is true and correct.
6.17Environmental Matters.
Except as would not result or reasonably be expected to result in a Material Adverse Effect: (a) each of the properties of the Borrower and its Subsidiaries (the “Properties”) and all operations at the Properties are in substantial compliance with all applicable Environmental Laws, (b) there is no undocumented or unreported violation of any Environmental Laws with respect to the Properties or the businesses operated by the Borrower and its Subsidiaries (the “Businesses”) that the Borrower is aware of, and (c) there are no conditions relating to the Businesses or Properties that have given rise to or would reasonably be expected to give rise to a liability under any applicable Environmental Laws or to any Environmental Claim.
6.18[Reserved].
6.19[Reserved].
6.20Anti-Corruption Laws and Sanctions.
The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, any Subsidiary and their respective directors, officers and employees with the Anti-Corruption Laws and applicable Sanctions. The Borrower, any Subsidiary and to the knowledge of the Borrower or such Subsidiary their respective officers, directors and employees, are in compliance with the Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established by this Loan Agreement, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons. No Borrowing, use of proceeds or, to the knowledge of the Borrower, other transactions by the Borrower or any Subsidiary contemplated by this Loan Agreement will violate any Anti-Corruption Law in any material respect or applicable Sanctions.

SECTION 7

AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that until the later of the (i) Commitment Termination Date and (ii) the payment in full of all Borrower Obligations:
7.1Information Covenants.
The Borrower will furnish, or cause to be furnished, to the Lenders:
(a)Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each Fiscal Year of the Borrower commencing with the 2022 Fiscal Year, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such Fiscal Year, together with the related consolidated statements of income and of cash flows for such Fiscal Year, setting forth in comparative form figures for the preceding Fiscal Year, all such financial information described above to be in reasonable form and detail and, in each case, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders and whose opinion shall be furnished to the Lenders, and shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any respect. To the extent that any VIEs have been consolidated with the Borrower in the preparation of the financial statements furnished pursuant to this Section 7.1(a) (as contemplated in Section 1.3(c)), the Borrower shall deliver to the Administrative Agent with such financial statements a reconciliation of such financial statements that excludes the impact of such consolidation.
(b)Quarterly Financial Statements. As soon as available, and in any event within 60 days after the close of each Fiscal Quarter of the Borrower (other than the fourth Fiscal Quarter) (commencing with the Fiscal Quarter ending June 30, 2022), a consolidated balance sheet and income statement of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statement of income for such Fiscal Quarter and a year to date statement of cash flows, in each case setting forth in comparative form figures for the corresponding period of the preceding Fiscal Year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Required Lenders, and, in each case, accompanied by a certificate of a Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of such Person and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and except that the quarterly financial statements have fewer footnotes than annual statements. To the extent that any VIEs have been consolidated with the Borrower in the preparation of the financial statements furnished pursuant to this Section 7.1(b) (as contemplated in Section 1.3(c)), the Borrower shall deliver to the Administrative Agent with such financial statements a reconciliation of such financial statements that excludes the impact of such consolidation.
(c)Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of a Financial Officer substantially in the form of Exhibit 7.1(c): (i) setting forth calculations demonstrating compliance by the Borrower with the financial covenant set forth in Section 7.2 as of the end of such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.
(d)Reports. Notice of the filing by the Borrower of any Form 10-Q, Form 10-K or Form 8-K with the SEC promptly upon the filing thereof and copies of all financial statements, proxy statements, notices and reports as the Borrower shall send to its shareholders concurrently with the mailing of any such statements, notices or reports to its shareholders.
(e)Notices. Upon the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent within ten (10) days of (i) the occurrence of a Default or Event of Default, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (ii) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, would have or would reasonably be expected to have a Material Adverse Effect, (B) one or more judgments, orders, or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $20,000,000 or more, in the aggregate or (C) the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of, any federal, state or local law, rule or regulation (including, without limitation, any Environmental Laws), the violation of which would have or would reasonably be expected to have a Material Adverse Effect.
(f)ERISA. Upon the Borrower or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within ten days) of any of the following which would result in or reasonably would be expected to result in a Material Adverse Effect: (i) any unfavorable determination letter from the IRS regarding the qualification of a Single Employer Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC’s intent to terminate any Single Employer Plan or to have a trustee appointed to administer any Single Employer Plan, (iii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); or (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Single Employer Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

Promptly upon request, the Borrower shall furnish the Lenders with such additional information concerning any Single Employer Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).
(g)Debt Ratings. Prompt notice of any change in its Debt Ratings.
(h)Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower as the Lenders may reasonably request.
Documents required to be delivered pursuant to Section 7.1(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Certificate required by Section 7.1(c) to the Administrative Agent. Except for such Officer’s Certificate, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
7.2Financial Covenant.
The ratio of (a) Consolidated Indebtedness to (b) Consolidated Capitalization shall be less than or equal to 0.70 to 1.0 as of the last day of any Fiscal Quarter.
7.3Preservation of Existence and Franchises.
(a)The Borrower will do (and will cause each of its Subsidiaries to do) all things necessary to preserve and keep in full force and effect its existence and all material rights, franchises and authority.
(b)The Borrower will maintain (and will cause each of its Subsidiaries to maintain) its properties in working order and condition and not waste or otherwise permit such properties to deteriorate, reasonable wear and tear excepted; provided that this Section 7.3(b) shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.4Books and Records.
The Borrower will keep (and will cause each of its Subsidiaries to keep) complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).
7.5Compliance with Law.
(a)The Borrower will comply (and will cause each of its Subsidiaries to comply) with all laws (including, without limitation, all Environmental Laws and ERISA laws), rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its properties, if the failure to comply would have or would reasonably be expected to have a Material Adverse Effect.
(b)Without limiting clause (a) above, the Borrower will, and will cause each of its Subsidiaries to, ensure that no person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be a Sanctioned Person.
(c)The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with the Anti-Corruption Laws and applicable Sanctions.
(d)The Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act and applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Beneficial Ownership Regulation.
7.6Payment of Taxes and Other Indebtedness.
The Borrower will (and will cause each of its Subsidiaries to) pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Loan Agreement); provided, however, that the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would be reasonably expected to have a Material Adverse Effect.
7.7Insurance.
The Borrower will (and will cause each of its Subsidiaries to) at all times maintain in full force and effect insurance (including worker’s compensation insurance and general liability insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

7.8Performance of Obligations.
The Borrower will perform (and will cause each of its Subsidiaries to perform) in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.
7.9Use of Proceeds.
The proceeds of the Borrowings may be used solely (a) to refinance Indebtedness of the Borrower and PNMR Development (including Indebtedness under the Specified Agreements), (b) to pay fees and expenses required by the Loan Documents, (c) for one or more capital contributions to PSNM, TNMP and PNMR Development to support a balanced capital structure and certain capital expenditures and (d) for general corporate purposes of the Borrower (including, but not limited to, working capital and capital expenditures). The Borrower will not request any Borrowing, and the Borrower shall not use, and shall use commercially-reasonable efforts to ensure that any Subsidiary and its or their respective directors, officers and employees shall not use, the proceeds of any Borrowing directly or, to the knowledge of the Borrower, indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person in violation of applicable Sanctions, or in any Sanctioned Country in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
7.10Audits/Inspections.
Upon reasonable notice and during normal business hours and subject to the Borrower’s applicable safety protocols, the Borrower will permit representatives appointed by the Administrative Agent or the Lenders, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect the Borrower’s property, including its books and records, its accounts receivable and inventory, the Borrower’s facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or such Lender or its representatives to investigate and verify the accuracy of information provided to it and to discuss all such matters with the officers, employees and representatives of the Borrower; provided, that an officer or authorized agent of the Borrower shall be present during any such discussions between the officers, employees or representatives of the Borrower and the representatives of the Administrative Agent or any Lender.
7.11Ownership of Certain Subsidiaries.
The Borrower shall at all times, (a) own and control 100% of the Voting Stock of PSNM and (b) own and control, directly or indirectly, 100% of the Voting Stock of TNMP.
SECTION 8

NEGATIVE COVENANTS
Unless otherwise approved in writing by the Required Lenders, the Borrower covenants and agrees that, until the later of (i) the Commitment Termination Date and (ii) the payment in full of all Borrower Obligations:

8.1Nature of Business.
The Borrower will not materially alter the character of its business from that conducted as of the Restatement Date.
8.2Consolidation and Merger.
The Borrower will not (a) merge with or into any other Person or (b) consolidate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, so long as no Default or Event of Default shall exist or be caused thereby, a Person may be merged or consolidated with or into the Borrower so long as the Borrower shall be the continuing or surviving Person; provided that the Merger Transactions pursuant to clause (i) of the definition thereof will not constitute a violation of this Section 8.2.
8.3Sale or Lease of Assets.
The Borrower will not (nor will it permit its Subsidiaries to) sell, lease, transfer or otherwise dispose of, any of its assets (including, without limitation, all or substantially all of its assets, whether in one transaction or a series of related transactions) except (a) sales or transfers of accounts receivable and related rights to payment in connection with a State Approved Securitization, sales or transfers of stranded costs and related rights to payment in connection with a TNMP Securitization and other sales and transfers of accounts receivable and related rights to payment so long as such other sales and transfers are non-recourse to the Borrower (other than with respect to Standard Securitization Undertakings) and are otherwise on commercially reasonable terms; (b) sales of assets (excluding those permitted in clause (a) hereof) for fair value, if the aggregate value of all such transactions in any calendar year, does not exceed 25% of the book value of Total Assets, as calculated as of the end of the most recent Fiscal Quarter; and (c) the sale, lease, transfer or other disposition, at less than fair value, of any other assets, provided that the aggregate book value of such assets shall not exceed $20,000,000 in any calendar year.
8.4Affiliate Transactions.
The Borrower will not enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an Affiliate.
8.5Liens.
The Borrower will not (nor will it permit its Subsidiaries to) contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, securing any Indebtedness other than the following: (a) Liens securing the Borrower Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen’s, mechanics’, warehousemen’s, carrier’s, landlords’ and other nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than 90 days or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs, (e)   Liens arising from good faith

deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (j) any Lien created or arising over any property which is acquired, constructed or created by the Borrower or its Subsidiaries, but only if (i) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (ii) such Lien is created or arises on or before 180 days after the completion of such acquisition, construction or creation, (iii) such Lien is confined solely to the property so acquired, constructed or created and any improvements thereto and (iv) the aggregate principal amount of all Indebtedness secured by such Liens shall not exceed $50,000,000 at any one time outstanding, (k) any Lien on Margin Stock, (l) the assignment of, or Liens on, accounts receivable, stranded costs and related rights to payment in connection with (i) a State Approved Securitization, (ii) the TNMP Securitization and (iii) any other accounts receivable securitization so long as such other securitization is non-recourse to the Borrower (other than with respect to Standard Securitization Undertakings) and is otherwise on commercially reasonable terms, and the filing of related financing statements under the Uniform Commercial Code of the applicable jurisdictions, (m) the assignment of, or Liens on, demand, energy or wheeling revenues, or on capacity reservation or option fees, payable to the Borrower or any of its Subsidiaries with respect to any wholesale electric service or transmission agreements, the assignment of, or Liens on, revenues from energy services contracts, and the assignment of, or Liens on, capacity reservation or option fees payable to the Borrower or such Subsidiary with respect to asset sales permitted herein, (n) Liens on assets of TNMP to the extent such Liens are not prohibited by (i) the TNMP First Mortgage Bonds or the indenture pursuant to which the TNMP First Mortgage Bonds are issued, as the TNMP First Mortgage Bonds or such indenture may be amended, supplemented, refunded or replaced from time to time, or (ii) the TNMP Credit Agreement, as such TNMP Credit Agreement may be amended, restated or replaced from time to time, but subject in each case to Section 7.2 of this Loan Agreement, (o) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (n), for amounts not exceeding the principal amount of the Indebtedness secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets), (p) Liens on Property that is subject to a lease that is classified as an operating lease as of the Closing Date but which is subsequently converted to a capital lease, (q) Liens securing obligations under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes, (r) Liens granted by bankruptcy remote special purpose Subsidiaries to secure stranded cost securitization bonds, (s) Liens upon any property in favor of the lenders under any Material Credit Agreement securing Indebtedness thereunder; provided that (i) the Borrower Obligations shall concurrently be secured equally and ratably with (or prior to) such Indebtedness under such Material Credit Agreement so long as such other Indebtedness shall be secured and (ii) the Borrower, the lenders or any administrative agent under such Material Credit Agreement and the Administrative Agent, for the benefit of the Lenders, shall have entered into such security agreements, collateral trust and sharing agreements, intercreditor agreements and other documentation deemed necessary by the Administrative Agent in respect of such Lien on terms and conditions acceptable to the Administrative Agent (including, without limitation, with respect to the voting of claims and release or modification of any such Lien or all or any portion of the collateral thereunder), and (t) Liens on Property, in addition to those otherwise permitted by clauses  (a) through (s) above, securing, directly or indirectly, Indebtedness or obligations arising pursuant to other agreements entered into in the ordinary course of business which do not exceed, in the aggregate at any one time outstanding, $50,000,000.
8.6Accounting Changes.
The Borrower will not (nor will it permit any of its Subsidiaries to) make or permit, any change in accounting policies or reporting practices, except as required by GAAP, or as permitted by GAAP, if the amounts involved are not material.
SECTION 9

EVENTS OF DEFAULT
9.1Events of Default.
An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):
(a)Payment. The Borrower shall: (i) default in the payment when due of any principal of any of the Loans; or (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or of any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith or therewith.
(b)Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made.
(c)Covenants. The Borrower shall:
(i)default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(e)(i), 7.2, 7.3(a) (solely with respect to the existence of the Borrower), 7.9, 7.10, 7.11 or 8.1 through 8.6 inclusive; or
(ii)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Loan Agreement or any other Loan Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent.
(d)Loan Documents. Any Loan Document shall fail to be in force and effect or the Borrower shall so assert or any Loan Document shall fail to give the Administrative Agent or the Lenders the material rights, powers, liens and privileges purported to be created thereby.
(e)Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under any applicable Debtor Relief Law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Subsidiaries or for any substantial part of their property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable Debtor Relief Law now or hereafter in effect is commenced against the Borrower or any of its Subsidiaries and such petition remains unstayed and in effect for a period of sixty (60) consecutive days; or (iii) the Borrower or any of its Subsidiaries shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower or any of its Subsidiaries admit in writing its inability to pay its debts generally as they become due or any action shall be taken by any Person in furtherance of any of the aforesaid purposes.
(f)Defaults under Other Agreements.
(i)The Borrower or any of its Subsidiaries shall default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party, if such default would have or would reasonably be expected to have a Material Adverse Effect.
(ii)With respect to any Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness outstanding under this Loan Agreement) in excess of $40,000,000 in the aggregate (A) the Borrower or such Subsidiary shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance of any covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause or permit the holder or the holders of such Indebtedness (or any trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) such Indebtedness to become due prior to its stated maturity; or (B) such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) such Indebtedness shall mature and remain unpaid.
(g)Judgments. Any judgment, order or decree involving a liability of $40,000,000 or more, or one or more judgments, orders, or decrees involving a liability of $80,000,000 or more, in the aggregate, shall be entered against the Borrower or any of its Subsidiaries and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (i) the last day on which such judgment, order or decree becomes final and unappealable and, where applicable, with the status of a judicial lien or (ii) 60 days; provided that if such judgment, order or decree provides for periodic payments over time then the Borrower or such Subsidiary shall have a grace period of 30 days with respect to each such periodic payment.
(h)ERISA. The occurrence of any of the following events or conditions (i) an ERISA Event or (ii) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Single Employer Plan or Sections 412 or 430 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto and which are in excess of the Threshold Amount.
(i)Change of Control. There shall occur a Change of Control.

9.2Acceleration; Remedies.
Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may or, upon the request and direction of the Required Lenders, shall take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein:
(a)Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other Borrower Obligations of any and every kind owing by the Borrower to the Administrative Agent or the Lenders under the Loan Documents to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
(b)Termination of Commitments. Declare the Commitments of each Lender terminated, whereupon the Commitments of each Lender shall forthwith terminate immediately.
(c)Enforcement of Rights. To the extent permitted by Law enforce any and all rights and interests created and existing under applicable Law and under the Loan Documents, including, without limitation, all rights of set-off.
Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other Borrower Obligations owing to the Administrative Agent and the Lenders hereunder shall immediately become due and payable and all Commitments of the Lenders shall immediately terminate, in each case without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Borrower.
Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by Law, a separate right of payment and shall be considered a separate “creditor” holding a separate “claim” within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.
9.3Allocation of Payments After Event of Default.
Notwithstanding any other provisions of this Loan Agreement, after the occurrence and during the continuation of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Loan Documents shall be paid over or delivered as follows:
FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Administrative Agent and the Lenders under the Loan Documents, ratably among them in proportion to the amounts described in this clause “FIRST” payable to them;
SECOND, to payment of any fees owed to the Administrative Agent or any Lender, ratably among them in proportion to the amounts described in this clause “SECOND” payable to them;
THIRD, to the payment of all accrued interest payable to the Lenders hereunder, ratably among them in proportion to the amounts described in this clause “THIRD” payable to them;

FOURTH, to the payment of the outstanding principal amount of the Loans, ratably among them in proportion to the amounts described in this clause “FOURTH” payable to them;
FIFTH, to all other Borrower Obligations which shall have become due and payable under the Loan Documents and not repaid pursuant to clauses “FIRST” through “FOURTH” above, ratably among the holders of such Borrower Obligations in proportion to the amounts described in this clause “FIFTH” payable to them; and
SIXTH, the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.
SECTION 10

AGENCY PROVISIONS
10.1Appointment and Authority.
Each of the Lenders hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
10.2Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including, for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting lender in violation of any Debtor Relief Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, its Subsidiaries or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.6 and 9.2) or (b) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Loan Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Loan Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4, Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
10.6Resignation of Administrative Agent.
The Administrative Agent (i) may at any time give notice of its resignation to the Lenders and the Borrower and (ii) may be removed in the event that the Person serving as Administrative Agent becomes a Defaulting Lender pursuant to clause (c) of the definition thereof. Upon receipt of any such notice of resignation under clause (i) above, or notice by the Required Lenders to the Borrower and the Administrative Agent with respect to the event described in clause (ii) above, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation under clause (i) above, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. With respect to clause (ii) above, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective in accordance with such notice. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired or removed) Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section and Section 11.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

10.7Non-Reliance on Administrative Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Agent-Related Persons and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Loan Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and in deciding whether or the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
None of the Lenders, if any, identified in this Loan Agreement as a Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Loan Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.
10.8No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Loan Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
10.9Administrative Agent May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Borrower Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.5) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Borrower Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Loan Agreement.
10.10Status of Lenders.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.
10.11ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments or this Loan Agreement;
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Loan Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Loan Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Loan Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Loan Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Loan Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Loan Agreement, any Loan Document or any documents related hereto or thereto).
10.12Erroneous Payments.
(a)Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (Affiliate thereof) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment

Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.3 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 10.12 or under the indemnification provisions of this Loan Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Loan Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Borrower Obligations, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Borrower Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Borrower Obligations, the Borrower Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Borrower Obligations.

(f)Each party’s obligations under this Section 10.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Credit Document.
(g)Nothing in this Section 10.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
SECTION 11

MISCELLANEOUS
11.1Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.1; and
(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii)  notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, for each of clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)Borrower Materials/The Platform. The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.2Right of Set-Off.
In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to the Lenders hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Sections 3.8 or 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.
11.3Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Loan Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement (including all or a portion of its Commitments and its Loans (at the time owing to it)); provided that:
(i)except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed, and the

Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Loan Agreement with respect to the Commitments and Loans assigned;
(iii)no consent shall be required for any assignment to an Eligible Assignee except to the extent required by paragraph (b)(i) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day; and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment (provided, that only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Ineligible Institutions. No such assignment shall be made to any Ineligible Institution.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Loan Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Loan Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Loan Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.9, 3.13, 3.14, and 11.5(b) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from the Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense)

shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Loan Agreement that does not comply with this subsection shall be treated for purposes of this Loan Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and the principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than an Ineligible Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Loan Agreement (including all or a portion of its Commitments and Loans owing to it); provided that (i) such Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Loan Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments and Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Loan Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any provision of this Loan Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section  11.6 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.13 and 3.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by

Law, each Participant also shall be entitled to the benefits of Section 3.7 as though it were a Lender, provided such Participant agrees to be subject to Section 3.8 as though it were a Lender.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.9, 3.13, or 3.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.13(g) as though it were a Lender.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Loan Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Notwithstanding any notice or consent requirement herein to the contrary, all the parties hereto hereby consent to any assignment by MUFG Union Bank, N.A. of its Commitments and Loans to its affiliate MUFG Bank, Ltd., which will otherwise be documented in accordance with the terms hereof.

11.4No Waiver; Remedies Cumulative.
No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.
11.5Attorney Costs, Expenses, Taxes and Indemnification by Borrower.
(a)The Borrower agrees (i) to pay or reimburse the Administrative Agent and the Arranger for all costs and expenses incurred in connection with the preparation, negotiation and execution of this Loan Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable fees and expenses of legal counsel, and (ii) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Loan Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Borrower Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable fees and expenses of legal counsel. The foregoing costs and expenses shall include all search, filing, recording, and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the Arranger and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Arranger or any Lender. Other than costs and expenses payable in connection with the closing of the transactions contemplated by this Loan Agreement pursuant to this Section 11.5(a) (which shall be payable on the Restatement Date unless otherwise agreed by the Administrative Agent and the Arranger), all amounts due under this Section 11.5 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Borrower Obligations.
(b)Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including the reasonable fees and expenses of legal counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or alleged presence or release of Hazardous Substances on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary of the Borrower, or any Environmental Claim related in any way to the Borrower or any Subsidiary of the Borrower, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by the Borrower or any Subsidiary, and regardless of whether any Indemnitee is a party thereto or (v) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, by the Administrative Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through any Platform in connection with this Loan Agreement, nor shall any Indemnitee have any liability for any special, punitive, indirect or consequential damages relating to this Loan

Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).
(c)To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Agent-Related Person of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Agent-Related Person, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Agent-Related Person of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 3.2(d).
All amounts due under this Section 11.5 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Borrower Obligations.
11.6Amendments, Etc.
Except as set forth below or as specifically provided in any Loan Document (including Section 3.10(c)), no amendment or waiver of any provision of this Loan Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.1 or 5.1 without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to the terms of this Loan Agreement) without the written consent of such Lender;
(c)postpone any date fixed by this Loan Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation to pay interest at the Default Rate;
(e)change Section 3.8 or Section 9.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or
(g)release the Borrower from its obligations, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Loan Documents without the written consent of each Lender;
and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Loan Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder.
Notwithstanding the foregoing, this Agreement shall be amended and restated in the form attached hereto as Exhibit A upon the satisfaction of the conditions set forth in Section 5 thereof.
11.7Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness. This Loan Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Loan Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Loan Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Loan Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Loan Agreement.
(b)Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Loan Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Loan Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an

Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that  without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Loan Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
11.8Headings.
The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Loan Agreement.
11.9Survival of Indemnification and Representations and Warranties.
(a)Survival of Indemnification. All indemnities set forth herein shall survive the execution and delivery of this Loan Agreement, the making of any Loan and the repayment of the Loans and other Borrower Obligations hereunder.
(b)Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Borrower Obligation hereunder shall remain unpaid or unsatisfied.
11.10Governing Law; Venue; Service.
(a)THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Loan Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York and appellate courts thereof, and, by execution and delivery of this Loan Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of such courts.
(b)The Borrower irrevocably consents to the service of process in any action or proceeding with respect to this Loan Agreement or any other Loan Document by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective ten days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by Law.
11.11Waiver of Jury Trial; Waiver of Consequential Damages.
EACH OF THE PARTIES TO THIS LOAN AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. Each of the parties to this Loan Agreement agrees not to assert any claim against any other party hereto, Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein and in the other Loan Documents; provided that nothing contained in this Section 11.11 shall limit the Borrower’s indemnification and reimbursement obligations set forth in Section 11.5.
11.12Severability.
If any provision of any of the Loan Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
11.13Further Assurances.
The Borrower agrees, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Loan Agreement and the other Loan Documents.
11.14Confidentiality.
Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency or regulatory authority purporting to have jurisdiction over it or an Affiliate (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Loan Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Loan Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS LOAN AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS LOAN AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

11.15Entirety.
This Loan Agreement together with the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.
11.16Binding Effect; Continuing Agreement.
(a)This Loan Agreement shall become effective at such time when all of the conditions set forth in Section 4.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Loan Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns.
(b)This Loan Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, interest, fees and other Borrower Obligations have been paid in full. Upon termination, the Borrower shall have no further obligations (other than the indemnification provisions and other provisions that by their terms survive) under the Loan Documents; provided that should any payment, in whole or in part, of the Borrower Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Loan Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Borrower Obligations.
11.17Regulatory Statement.
Pursuant to the terms of an order issued by the New Mexico Public Regulation Commission and a stipulation that has been approved by the New Mexico Public Regulation Commission, the Borrower is required to include the following separateness covenants in any debt instrument:
The Borrower and PSNM are being operated as separate corporate and legal entities. In agreeing to make loans to the Borrower, the Borrower’s lenders are relying solely on the creditworthiness of the Borrower based on the assets owned by the Borrower, and the repayment of the loan will be made solely from the assets of the Borrower and not from any assets of PSNM; and the Borrower’s lenders will not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of an administrative order for instituting any bankruptcy, reorganization, insolvency, wind up or liquidation or any like proceeding under applicable law in respect of PSNM.
11.18USA Patriot Act Notice; Anti-Corruption Laws.
The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Corruption Laws, each of them is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act or such Anti-Corruption Laws.
11.19Acknowledgment.
Section 7 and Section 8 of this Loan Agreement contain affirmative and negative covenants applicable to the Borrower. Each of the parties to this Loan Agreement acknowledges and agrees that any such covenants that require the Borrower to cause any of its Subsidiaries to take or to refrain from taking specified actions will be enforceable unless prohibited by applicable law or regulatory requirement.
11.20Replacement of Lenders.
If (a) any Lender requests compensation under Section 3.9, or the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.13, (and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.17) or (b) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.6 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (c) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.3), all of its interests, rights and obligations under this Loan Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.3(b);
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.14) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.9 or payments required to be made pursuant to Section 3.13, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with applicable Laws; and
(v)in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans pursuant to this Section shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
11.21No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Loan Agreement provided by the Administrative Agent, the Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arranger and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arranger or the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Administrative Agent, the Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.22Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Loan Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.23Acknowledgement Regarding Any Supported QFCs. .
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the

Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 11.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

    “Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 11.24.    Amendment and Restatement.

(a)Amendment and Restatement. The parties hereto agree that, subject to the satisfaction of the conditions set forth in Section 4.1, from and after the Restatement Date, the Existing Loan Agreement is hereby amended and restated in its entirety to read as set forth in this Loan Agreement.
    (b)    Reallocation. On the Restatement Date, the loans and commitments made by the Lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, and the loans and commitments shall be made by the Lenders so that, as of the Restatement Date, the respective commitments of the Lenders shall be as set forth on Schedule 1.1(a) attached hereto.

(c)    No Novation of Existing Credit Agreement. It is the intent of the parties hereto that, from and after the Restatement Date, this Loan Agreement (i) shall re-evidence the Borrower’s obligations and indebtedness under the Existing Credit Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations and indebtedness of the Borrower under the Existing Credit Agreement, and (iii) is in no way intended to constitute a novation of any of the Borrower’s obligations and indebtedness which were evidenced by the Existing Credit Agreement or any of the other “Loan Documents” (as defined in the Existing Credit Agreement) (including any fee letters or Notes delivered in connection therewith). All Loans made and “Borrower Obligations” under and as defined in the Existing Credit Agreement which are outstanding on the Restatement Date shall continue as Loans and Borrower Obligations under (and shall be governed by the terms of) this Loan Agreement. Without limiting the foregoing, upon the effectiveness hereof, the Administrative Agent shall make such reallocations of each Lender’s share of the outstanding Loans under the Existing Credit Agreement as are necessary in order that each such Lender’s share of the outstanding Loans hereunder reflects such Lender’s ratable share of the Commitments hereunder as specified on Schedule 1.1(a). On the Restatement Date, (i) the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders then party to the Existing Credit Agreement, (A) accrued and unpaid facility fees under the Existing Credit Agreement through the Restatement Date, (B) accrued and unpaid interest on Loans under (and as defined in) the Existing Credit Agreement through the Restatement Date and (ii) the loans previously made to the Borrower by the Departing Lenders under the Existing Credit Agreement which remain outstanding as of the date of this Loan Agreement shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon), the Departing Lenders’ “Commitments” under the Existing Credit Agreement shall be terminated and no Departing Lender shall be a Lender hereunder.

(d) References to This Loan Agreement in Loan Documents. All references herein to “hereunder,” “hereof,” or words of like import and all references in any other Loan Document to the “Loan Agreement” or words of like import shall mean and be a reference to the Existing Credit Agreement as amended and restated hereby (and any section references in such Loan Documents to the Existing Credit Agreement shall refer to the applicable equivalent provision set forth herein although the section number thereof may have changed).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Each of the parties hereto has caused a counterpart of this Loan Agreement to be duly executed and delivered as of the date first above written.
BORROWER:            PNM RESOURCES, INC.,
a New Mexico corporation
By: /s/ Elisabeth A. Eden
Name: Elisabeth A. Eden
Title: Vice President and Treasurer
Signature Page to
PNM Resources, Inc. Amended and Restated Term Loan Agreement

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By: /s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

Signature Page to
PNM Resources, Inc. Amended and Restated Term Loan Agreement

LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

Signature Page to
PNM Resources, Inc. Amended and Restated Term Loan Agreement

BANK OF AMERICA, N.A.,
as a Lender
By: /s/ Scott Blackman
Name: Scott Blackman
Title: SVP

Signature Page to
PNM Resources, Inc. Amended and Restated Term Loan Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Jonathan Bouvet
Name: Jonathan Bouvet
Title: Senior Vice President

Signature Page to
PNM Resources, Inc. Amended and Restated Term Loan Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Eric J. Cosgrove
Name: Eric J. Cosgrove
Title: Senior Vice President

Signature Page to
PNM Resources, Inc. Amended and Restated Term Loan Agreement

COBANK ACB,
as a Lender
By: /s/ Jared A. Greene
Name: Jared A. Greene
Title: Assistant Corporate Secretary

Signature Page to
PNM Resources, Inc. Amended and Restated Term Loan Agreement

MUFG BANK LTD.,
as a Lender
By: /s/ Jeffrey Fesenmaier
Name: Jeffrey Fesenmaier
Title: Managing Director

Signature Page to
PNM Resources, Inc. Amended and Restated Term Loan Agreement

THE BANK OF NEW YORK MELLON,
as a Lender
By: /s/ Molly H. Ross
Name: Molly H. Ross
Title: Vice President

Signature Page to
PNM Resources, Inc. Amended and Restated Term Loan Agreement

SCHEDULE 1.1(a)
PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$400,000,000	40%
Bank of America, N.A.	$150,000,000	15%
KeyBank National Association	$150,000,000	15%
U.S. Bank National Association	$150,000,000	15%
CoBank ACB	$50,000,000	5%
MUFG Bank Ltd.	$50,000,000	5%
The Bank of New York Mellon	$50,000,000	5%
TOTAL	$1,000,000,000.00	100%

SCHEDULE 11.1
NOTICES
Borrower:
PNM Resources, Inc.
414 Silver Ave. SW, MS0905
Albuquerque, New Mexico 87102-3289
Attention: Elisabeth A. Eden, Vice President and Treasurer
Telephone No.: (505) 241-0676
Fax No.: (505) 241-4314
E-mail: cashdesk@pnmresources.com

Address for notices as Administrative Agent:
Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Mail Code: D1109-019
Charlotte, NC 28262
Attention: Syndication Agency Services
Telephone No.: (704) 590-2706
Telecopy No.: (704) 590-2790
E-mail: agencyservices.requests@wellsfargo.com

Address for notices as Credit Contact:
Wells Fargo Bank, National Association
90 S. Seventh Street, 6th Floor
Minneapolis, MN 55402
MAC N9305-06G
Attention: Greg Gredvig
Telephone No.: (612) 667-4832
Telecopy No.: (612) 316-0506
Email: Gregory.R.Gredvig@wellsfargo.com

Administrative Agent Wiring Instructions:
On file with the Borrower and the Administrative Agent.

EXHIBIT A
FORM OF
AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A
FORM OF AMENDED AND RESTATED CREDIT AGREEMENT

$[1,000,000,000]
AMENDED AND RESTATED
TERM LOAN CREDIT AGREEMENT

among

AVANGRID, INC.,
as the Borrower,

The Several Lenders
from Time to Time Parties Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

Dated as of [__], 202[_]

WELLS FARGO SECURITIES, LLC,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS
Page

SECTION 1. METHOD OF BORROWING	2
1.01. Restatement of Loans	2
1.02. [RESERVED]	2
1.03. [RESERVED].	2
1.04. Borrower Assumption.	2
1.05. Amendment and Restatement of the Existing Credit Agreement.	3

SECTION 2. THE LOANS	4
2.01. [RESERVED]	4
2.02. Repayment of Loans	4
2.03. Fees, etc.	4
2.04. Interest Rates and Payment Dates	4
2.05. Computation of Interest	4
2.06. Changed Circumstances	5
2.07. Continuation and Conversion of Loans	8
2.08. Prepayments	10
2.09. Reserve Requirements; Change in Circumstances	10
2.10. [RESERVED]	11
2.11. New Office or Agency; Replacement of Lenders	11
2.12. Indemnity	12
2.13. Pro Rata Treatment	13
2.14. Sharing of Setoffs	13
2.15. Payments	14
2.16. Taxes	14

SECTION 3. [RESERVED]	17

SECTION 4. REPRESENTATIONS AND WARRANTIES	18
4.01. Corporate Existence and Power	18
4.02. Due Authorization, Compliance with Law, Enforceable Obligations, etc.	18
4.03. Financial Condition	19
4.04. Litigation	19
4.05. Tax Returns	19
4.06. Investment Company Act	19
4.07. Other Agreements	20
4.08. Federal Reserve Regulations	20
4.09. No Material Misstatements	20
4.10. Employee Benefit Plans	20
4.11. Environmental and Safety Matters	20
4.12. Ownership of Property; Liens	20
4.13. Use of Proceeds	20
4.14. Anti-Corruption Laws and Sanctions	20
4.15. Affected Financial Institutions	21

SECTION 5. CONDITIONS PRECEDENT	21
5.01. Conditions Precedent to Effectiveness of Agreement	21
5.02. [RESERVED]	23

SECTION 6. AFFIRMATIVE COVENANTS	23
6.01. Financial Statements; Certificates; Reports	23
6.02. ERISA	25
6.03. Payment of Obligations	25
6.04. Maintenance of Existence; Compliance	25
6.05. Inspection of Property and Operations; Books and Records	25
6.06. Environmental Laws	25
6.07. Further Assurances	26
6.08. Maintenance of Ownership of Significant Subsidiaries	26

SECTION 7. NEGATIVE COVENANTS	26
7.01. Financial Condition Covenant	26
7.02. Sale of Assets; Merger	26
7.03. Limitation on Liens	26
7.04. Limitation on Transactions with Affiliates	28
7.05. Sales and Leasebacks	28
7.06. Limitation on Changes in Lines of Business	28
7.07. Use of Proceeds	28
7.08. Fiscal Year	29
7.09. Limitation on Restrictions on Distributions from Subsidiaries	29

SECTION 8. EVENTS OF DEFAULT	29

SECTION 9. DEFINITIONS	31
9.01. Defined Terms	31
9.02. Terms Generally	48

SECTION 10. THE ADMINISTRATIVE AGENT	48
10.01. Appointment and Authority of Administrative Agent	49
10.02. Reliance by Administrative Agent; Delegation by Administrative Agent	49
10.03. No Amendment to Administrative Agent’s Duties Without Consent	50
10.04. Responsibilities of Administrative Agent	51
10.05. Proofs of Claim	51
10.06. Rights as a Lender	52
10.07. Credit Decision	52
10.08. Resignation of Administrative Agent	52
10.09. No Other Duties	53
10.10. Erroneous Payments	53
10.11. ERISA Matters	55

SECTION 11. MISCELLANEOUS	57
11.01. Notices	57
11.02. Successors and Assigns; Participations, Assignments and Designations	58
11.03. Expenses; Indemnity	61
11.04. Effectiveness	63
11.05. Survival of Agreement; Benefit to Successors and Assigns	63
11.06. Right of Setoff	63
11.07. Waivers; Amendment	63
11.08. Severability	65
11.09. Headings	65
11.10. Governing Law; Jurisdiction	65

11.11. Counterparts; Integration; Effectiveness; Electronic Execution.	66
11.12. Interest Rate Limitation	67
11.13. Entire Agreement	67
11.14. Waiver of Jury Trial	67
11.15. USA PATRIOT Act	67
11.16. Defaulting Lenders	67
11.17. Certain Acknowledgements	69
11.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions	69

    v

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT, dated as of [__], 202[_], among AVANGRID, INC., a New York corporation (as successor by assignment to the Existing Borrower (as defined below)) (the “Borrower”), the Lenders (as defined herein), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, PNM Resources, Inc., a New Mexico corporation (the “Existing Borrower”), certain lenders party thereto and the Administrative Agent entered into that certain Term Loan Agreement, dated as of May 18, 2021, among the Existing Borrower, the lenders party thereto and the Administrative Agent (as amended, restated or otherwise modified prior to [___________], 2022, the “Original Credit Agreement”), and the Existing Borrower, certain lenders party thereto (the “Existing Lenders”) and the Administrative Agent amended and restated the Original Credit Agreement pursuant to, and are party to, that certain Amended and Restated Term Loan Agreement, dated as of [___________], 2022, among the Existing Borrower, the Existing Lenders and the Administrative Agent (as amended, restated or otherwise modified as of the date hereof, the “Existing Credit Agreement”);
WHEREAS, in connection with the consummation of the Merger Transactions (as defined in the Existing Credit Agreement) and immediately prior to giving effect to the amendment and restatement of the Existing Credit Agreement as set forth in this Agreement, the Borrower will assume the rights, duties, obligations and liabilities of the Existing Borrower under the Existing Credit Agreement as described in Section 1.04 hereof;
WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Borrower Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Existing Loans (as defined below) shall be reallocated as Loans (as defined below) owing to the Lenders under this Agreement in accordance with each Lender’s Commitment Percentage on the Restatement Effective Date;
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower (as successor by assignment to the Existing Borrower) outstanding thereunder, which shall be payable in accordance with the terms hereof;
WHEREAS, it is also the intent of the Borrower to confirm that all obligations under the Existing Credit Agreement and “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated hereby and that, from and after the Restatement Effective Date, all references to the “Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement; and

2

NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:
SECTION 1.  METHOD OF BORROWING
1.01.  Restatement of Loans.
(a)Prior to the Restatement Effective Date, certain term loans were previously made to the Existing Borrower under the Existing Credit Agreement and which were assumed by the Borrower in accordance with the terms of Section 1.04 and which remain outstanding as of the Restatement Effective Date (such outstanding loans being hereinafter referred to as the “Existing Loans”). Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Borrower and each Lender agrees that on the Restatement Effective Date immediately subsequent to the Borrower’s assumption pursuant to Section 1.04, but subject to the reallocation and other transactions described in Section 1.05, the Existing Loans shall be reevidenced as loans made to the Borrower under this Agreement (each such loan, a “Loan” hereunder), the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement and the Existing Borrower shall be released from its obligations under and with respect to the Existing Credit Agreement and the Existing Loans. Any amount borrowed under this Section 1.01 and subsequently repaid or prepaid may not be reborrowed.
(b)[RESERVED]
1.02.  [RESERVED].
1.03.  [RESERVED].
1.04.  Borrower Assumption.
(a)Effective immediately prior to the amendment and restatement of the Existing Credit Agreement set forth herein, the Existing Borrower hereby assigns all of its rights, duties, obligations and liabilities under the Existing Credit Agreement to the Borrower.
(b)The Borrower hereby expressly and completely assumes, as its direct and primary obligation, the payment and performance of all of the duties, liabilities and obligations of the Existing Borrower under the Existing Credit Agreement and the other Loan Documents, including, without limitation, the “Borrower Obligations” (as defined in the Existing Credit Agreement), and any other obligations to pay principal, interest and fees with respect to all such liabilities and obligations, and indemnification obligations related thereto (collectively, the “Assumed Obligations”) and hereby agrees to make all payments required under the Existing Credit Agreement and the other Loan Documents, in each case, as amended and restated hereunder, in effect and to discharge the Assumed Obligations as they become due or are declared due. The Borrower acknowledges that the Existing Borrower has assigned to the Borrower all of the rights, duties, obligations and liabilities of the Existing Borrower under the Existing Credit Agreement, including, without limitation, the right to obtain Loans, all on the terms and subject to the conditions set forth in the Existing Credit Agreement, as amended and restated hereunder. From and after the date hereof, the Borrower agrees to perform and discharge all of the Assumed Obligations,

3

including, without limitation, performance and observance of all of the agreements, covenants and conditions of the Existing Credit Agreement and the other Loan Documents, in each case, as amended and restated hereunder, to be performed or observed by the Existing Borrower thereunder or in connection therewith, and to be bound in all respects by the terms of the Existing Credit Agreement, as amended and restated hereby, and the other Loan Documents as they relate to the Existing Borrower as if the Borrower were an original signatory thereto.
(c)The Administrative Agent and the Lenders hereby acknowledge the assignment of rights, duties, obligations and liabilities from the Existing Borrower to the Borrower and the assumption by the Borrower of the rights, duties, obligations and liabilities of the Existing Borrower under the Existing Credit Agreement, as amended and restated hereunder, and the release of the Existing Borrower from such rights, duties, obligations and liabilities under the Existing Credit Agreement and agree that from and after the date hereof, the Borrower, as successor in interest to the Existing Borrower, shall have all of the rights, duties, obligations and liabilities of the Existing Borrower under the Existing Credit Agreement, as amended and restated hereunder, subject to the terms and conditions set forth herein and therein.
1.05.  Amendment and Restatement of the Existing Credit Agreement.
(a)The parties to this Agreement agree that, on the Restatement Effective Date and immediately after giving effect to the provisions of Section 1.04 hereof, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the “Borrower Obligations” under (and as defined in) the Existing Credit Agreement and the other Loan Documents as in effect prior to the Restatement Effective Date. All “Loans” made and “Borrower Obligations” incurred under (and as defined in) the Existing Credit Agreement which are outstanding on the Restatement Effective Date shall continue as Loans and obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Borrower Obligations” (under and as defined in the Existing Credit Agreement) with any Lender or any Affiliate of any Lender which are outstanding on the Restatement Effective Date shall continue as obligations under this Agreement and the other Loan Documents and (c) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any SOFR Loans described below, in each case on the terms and in the manner set forth in Section 2.12 hereof.
(b)The Borrower hereby (a) agrees that this Agreement and the transactions contemplated hereby shall not limit or diminish its obligations arising under or pursuant to the Loan Documents to which it is a party, (b) reaffirms all of its obligations under the Loan Documents to which it is a party and (c) acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

4

SECTION 2.
THE LOANS
2.01.  [RESERVED].
2.02.  Repayment of Loans. The Borrower hereby promises to pay in accordance with the terms of the Agreement to the Administrative Agent for the account of each Lender the then unpaid outstanding principal balance of each Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8). Each Loan shall bear interest on the outstanding principal balance thereof from the Restatement Effective Date as set forth in Section 2.04.
2.03.  Fees, etc.
(a)The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.
(b)[RESERVED].
(c)Subject to Section 2.03(a), all fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances.
2.04.  Interest Rates and Payment Dates.
(a)Each SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to Adjusted Term SOFR determined for such day plus the Applicable Margin.
(b)Each ABR Loan shall bear interest at a rate per annum equal to ABR plus the Applicable Margin.
(c)(i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.04 plus 2%; and (ii) if all or a portion of any interest payable on any Loan or any Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%; in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.
(d)Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.04(c) shall be payable from time to time on demand.
2.05.  Computation of Interest.
(a)Interest payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a

5

365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of Adjusted Term SOFR. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.
(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.09(a).
2.06.  Changed Circumstances.
(a)Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then. in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.12.
(b)Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan

6

or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the without reference to clause (c) of the definition of “ABR”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute ABR without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.12.
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement.
(ii)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.06(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.
(iii)No Hedge Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.06(c).
(d)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(e)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.06(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.06(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to

7

this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.06(c).
(f)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
(h)Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.06(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable

8

discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Loan Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Loan Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
2.07.  Continuation and Conversion of Loans.
(a)The Borrower shall have the right, with respect to any SOFR Loan made to the Borrower, at the end of any Interest Period, on three U.S. Government Securities Business Days’ prior telephonic notice to the Administrative Agent (which shall be confirmed in writing on the next U.S. Government Securities Business Day thereafter) (i) to continue such Loan into a subsequent Interest Period (provided that no Loan shall be continued into an Interest Period that ends on a date that is later than the Termination Date) or (ii) to convert such Loan into an ABR Loan.
(b)The Borrower shall have the right, with respect to any ABR Loan made to the Borrower, at any time, on three U.S. Government Securities Business Days’ prior telephonic notice to the Administrative Agent (which shall be confirmed in writing on the next U.S. Government Securities Business Day thereafter), to convert such Loan into a SOFR Loan.
(c)Any notice required to be given by the Borrower to the Administrative Agent pursuant to this Section 2.07 shall be irrevocable. Any notice given by the Borrower to the Administrative Agent hereunder shall be promptly communicated by the Administrative Agent to the Lenders.
(d)In addition to the above notice requirements, any continuation or conversion by the Borrower pursuant to this Section 2.07 shall be subject to the following:
(i)no Event of Default shall have occurred and be continuing at the time of such continuation or conversion;
(ii)if less than all the Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans of the Type being continued or converted held by the Lenders immediately prior to such continuation or conversion;
(iii)each conversion shall be effected by each Lender by applying the proceeds of the new ABR Loan or SOFR Loan, as the case may be, to the Loan being converted;

9

(iv)upon each conversion of an ABR Loan into a SOFR Loan, and upon the conversion of a SOFR Loan into an ABR Loan, the Borrower shall pay all accrued interest on such Loan being converted at the time of conversion;
(v)if the new Loan made in respect of a conversion shall be a SOFR Loan, the first Interest Period with respect thereto shall commence on the date of conversion;
(vi)any Loan which may not be continued as or converted into a SOFR Loan shall be automatically continued as or converted to an ABR Loan; provided that each Loan shall be paid in full not later than the Termination Date;
(vii)a SOFR Loan may be converted to an ABR Loan only on the last day of an Interest Period;
(viii)any conversion shall be (A) in the case of any ABR Loan, (1) in a minimum aggregate principal amount of $5,000,000 or (2) in an integral multiple of $500,000 in excess of the amount provided in clause (A)(2) above, as the case may be, and (B) in the case of SOFR Loans, (1) in a minimum aggregate principal amount of $5,000,000 or (2) in an integral multiple of $1,000,000 in excess of the amount provided in clause (B)(1) above, as the case may be;
(ix)each Lender may at its option cause any domestic or foreign branch or Affiliate of such Lender to hold any of such Lender’s SOFR Loans; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement;
(x)Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than four separate SOFR Loans of any Lender being outstanding to the Borrower hereunder at any one time; provided that, for purposes of the foregoing, SOFR Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.
In the event that the Borrower shall not give notice to continue any SOFR Loan as a SOFR Loan into a subsequent Interest Period, or to convert any such Loan, such Loan (unless repaid) shall automatically become an ABR Loan at the expiration of the then current Interest Period.
2.08.  Prepayments.
(a)The Borrower shall have the right, upon notice to the Administrative Agent, at any time and from time to time to prepay any Borrowing, in whole or in part, provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three U.S. Government Securities Business Days prior to any date of prepayment of SOFR Loans and (B) on the date of prepayment of ABR Loans; provided, however, that each partial prepayment shall be in an amount that is (i) an integral multiple of $500,000 and not less than $5,000,000, for any ABR Loan, or (ii) an integral multiple of $1,000,000 and not less than $5,000,000, for any SOFR Loan.
(b)Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit

10

the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.08 shall be subject to Section 2.12 but otherwise without premium or penalty. All prepayments under this Section 2.08 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Each prepayment shall be made to the Administrative Agent, to be distributed to the Lenders, pro rata in accordance with the proportion that each Lender’s Loans of the Type prepaid bears to the aggregate amount of all Lenders’ Loans of such Type outstanding.
2.09.  Reserve Requirements; Change in Circumstances.
(a)Notwithstanding any other provision herein, if any Change in Law shall (i) subject any Lender or the Administrative Agent to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to any Lender or the Administrative Agent of the principal of or interest on any Loan made by such Lender or other amounts payable hereunder (other than (A) changes in respect of taxes imposed on the overall net income of such Lender or the Administrative Agent by the jurisdiction in which such Lender or the Administrative Agent has its principal office or by any political subdivision or taxing authority therein and (B) Taxes or Other Taxes, which shall be governed by Section 2.16); (ii) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender or the Administrative Agent; or (iii) impose on any Lender or the Administrative Agent or any applicable interbank market any other condition, cost or expense affecting this Agreement or SOFR Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the Administrative Agent, or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon prompt request of such Lender or the Administrative Agent, the Borrower will pay to such Lender or the Administrative Agent as provided in Section 2.09(c) such additional amount or amounts as will compensate such Lender or the Administrative Agent for such additional costs incurred or reduction suffered.
(b)If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, the Borrower shall pay as provided in Section 2.09(c) to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)A certificate of each Lender or the Administrative Agent signed by an officer of the respective Lender or the Administrative Agent setting forth in reasonable detail such amount or amounts necessary to compensate such Lender or the Administrative Agent or its holding company as specified in paragraph Section 2.09(a) or 2.09(b), as the case may be, shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Administrative Agent the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

11

(d)Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation. The protection of this Section 2.09 shall be available to each Lender or the Administrative Agent regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
2.10.  [RESERVED].
2.11.  New Office or Agency; Replacement of Lenders.
(a)If any Lender (i) requests compensation under Section 2.09, (ii) gives notice pursuant to Section 2.06(b) or (iii) requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then in each case such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.16 or cause such Lender to withdraw its notice pursuant to Section 2.06(b), as the case may be, in the future, and (y) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay the reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.11(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse or representation (except as to title and the absence of any Liens created by it) (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.02), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.02;
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with applicable law; and

12

(v)in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
2.12.  Indemnity.
(a)The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (i) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (ii) any failure of the Borrower to borrow or to refinance, convert, continue or prepay any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion, continuation or prepayment has been given pursuant to Section 2.07 or 2.08, (iii) any failure of the Borrower to prepay any SOFR Loan on a date specified therefor in any notice of prepayment under Section 3.3, (iv) any payment, prepayment or conversion of any SOFR Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default), (v) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.11(b), (vi) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon by the Borrower, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (vii) the occurrence of any Event of Default with respect to the Borrower. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Borrower under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. The Borrower shall pay each Lender the amount shown as due on any certificate within 15 days after its receipt of same.
(b)The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.13.  Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans, except in each case (i) as otherwise expressly contemplated by this Agreement and (ii) as required to give effect to the provisions of Sections 2.06(b), 2.09, 2.11 and 2.12. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its

13

discretion, round each Lender’s Commitment Percentage of such Borrowing, to the next higher or lower whole Dollar amount.
2.14.  Sharing of Setoffs. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.15.  Payments.
(a)The Borrower shall make each payment (including principal of or interest on any Borrowing of the Borrower or other amounts owing by the Borrower) hereunder not later than 12:00 p.m., New York time, on the date when due in Dollars to the Administrative Agent, for the account of the Lenders, at the Funding Office, in immediately available funds, without condition or deduction for any counterclaim, deduction, recoupment or setoff.
(b)Whenever any payment (including principal of or interest on any Borrowing of the Borrower or other amounts owing by the Borrower) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, if applicable.
2.16.  Taxes.
(a)Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made, in accordance with Section 2.15, free and clear of and without reduction or withholding for any and all present or future taxes, levies,

14

imposts, duties, deductions, assessments, fees, withholdings or other charges imposed by any Governmental Authority, and all liabilities with respect thereto, including interest, additions to tax and penalties, excluding taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a “Transferee”)) and any branch profits or franchise taxes imposed on the Administrative Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Transferee) is organized or doing business in or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, duties, deductions, assessments, fees, withholdings, charges and liabilities hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Administrative Agent, then (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided that the Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) pursuant to this Section 2.16(a) or to provide indemnification pursuant to Section 2.16(c) to the extent the obligation to pay such additional amounts or to provide such indemnification relates to U.S. federal withholding taxes imposed pursuant to FATCA.
(b)Without limiting the provisions of Section 2.16(a), the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (hereinafter referred to as “Other Taxes”) that arise from any payment made by the Borrower hereunder or under any other Loan Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.
(c)The Borrower will indemnify each Lender (or Transferee) and the Administrative Agent, within 10 Business Days after written demand therefor, for the full amount of any Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant taxing authority or other Governmental Authority. If any Lender (or Transferee) or the Administrative Agent determines, in its sole discretion, that is has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), pay such refund to the Borrower (but only to the extent of amounts that have been paid by the Borrower under this Section 2.16 with respect to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to repay such refund (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (c), in no

15

event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (c) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing contained in this Section 2.16(c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to taxes that it deems to be confidential) to the Borrower or any other Person.
(d)As soon as practicable, and in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans made hereunder.
(f)Upon the written request of the Borrower, each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit D and a Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
(g)A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

16

(h)If a payment made to a Lender under any Loan Document would be subject to Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to Section 2.16(a) or to provide indemnification pursuant to Section 2.16(c) if the obligation to pay such additional amounts or to provide such indemnification would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of Sections 2.16(f), 2.16(g) and 2.16(h); provided, however, that the Borrower shall be required to pay those amounts or provide such indemnification to any Lender (or Transferee) that it was required to pay or indemnify hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of Sections 2.16(f) and 2.16(g).
(j)Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after written demand therefor, for (i) any taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such taxes and without limiting the obligations of the Borrower to do so) and (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.02(b) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (j).
(k)Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Loans in full and all other obligations under the Loan Documents.

17

SECTION 3.
[RESERVED]
SECTION 4.
REPRESENTATIONS AND WARRANTIES
The Borrower hereby represents and warrants that:
4.01.  Corporate Existence and Power. Each of the Borrower and its Significant Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing as a foreign corporation under the laws of each material jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iii) has all requisite corporate power and authority and the legal right (A) to own its assets and carry on the business in which it is engaged and (B) in the case of the Borrower, to execute and deliver this Agreement and the other Loan Documents to which it is a party and perform its obligations under this Agreement and the other Loan Documents to which it is a party.
4.02.  Due Authorization, Compliance with Law, Enforceable Obligations, etc.
(a)The execution and delivery of this Agreement and the other Loan Documents to which it is a party by the Borrower and the performance by the Borrower of its obligations under this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action (including any necessary stockholder action) on the part of the Borrower, and do not and will not (i) violate (A) any provision of any law, rule, regulation (including any applicable public service or public utility law of New York, Maine, Connecticut, Massachusetts or any other state, the Federal Power Act, and Regulation U and Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower, (B) the Certificate of Incorporation, as amended, or By-laws of the Borrower or (C) any material indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its property is bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in or require the creation or imposition of any lien of any nature upon any of the assets or properties of the Borrower or its Subsidiaries.
(b)This Agreement and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws or principles of equity relating to or affecting the enforcement of creditors’ rights or contractual obligations generally.
(c)The Borrower has obtained from all Governmental Authorities with jurisdiction all approvals, authorizations and consents and has made, or will make when due, all filings with such Governmental Authorities required in connection with the execution and delivery of this Agreement and the other Loan Documents to which it is a party by the Borrower and the performance by the Borrower of its obligations under this Agreement and the other Loan Documents to which it is a party (including approvals, authorizations, consents and filings (if any)

18

required under any applicable public service or public utility law of New York, Maine, Connecticut or Massachusetts or any other state and the Federal Power Act, each as amended from time to time, and the rules, orders and regulations issued in connection therewith), and all such approvals, authorizations and consents are final and in full force and effect.
4.03.  Financial Condition. The Borrower has heretofore provided the Lenders with [(i)] audited consolidated financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet as at December 31, 2021, and the related consolidated statements of income, changes in common stock equity and cash flows audited by [KPMG LLP], independent certified public accountants [and (ii) unaudited consolidated financial statements for the quarterly period ended March 31, 2022], together with related consolidated statements of income, changes in common stock equity and cash flows for the respective periods ending on such dates. All such consolidated financial statements, including the related schedules and any notes thereto, fairly present the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and the results of its operations and changes in its common stock equity and cash flows for the periods then ended, all in accordance with GAAP applied on a consistent basis. Since December 31, 2021, there has not occurred any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, except as may have been disclosed in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2021[, the Borrower’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022], and any Current Report on Form 8-K of the Borrower or UIL Holdings Corporation, in each case as filed with the SEC prior to the “Restatement Date” (as defined in the Existing Credit Agreement).
4.04.  Litigation. Except as disclosed on Schedule 4.04 (as of the “Restatement Date” as defined in the Existing Credit Agreement) and [in the Borrower’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 and] Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC prior to the “Restatement Date” (as defined in the Existing Credit Agreement), there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties by or before any court or any Federal, state, local, foreign or other governmental agency or regulatory authority which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition or business of the Borrower or would materially impair the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party.
4.05.  Tax Returns. The Borrower has filed or caused to be filed all Federal, state, local and foreign tax returns which, to its knowledge, are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Borrower shall have set aside on its books

19

such reserves as are required in accordance with generally accepted accounting principles with respect to any such tax.
4.06.  Investment Company Act. The Borrower is not an “investment company” as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

4.07.  Other Agreements. The Borrower is not in default with respect to any material indenture, mortgage, loan agreement or evidence of indebtedness to which it is a party or by which it or any of its properties may be bound, which default would materially adversely affect the Borrower’s financial condition.
4.08.  Federal Reserve Regulations. No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.
4.09.  No Material Misstatements. No information, report, financial statement, exhibit, annual certificate, or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or the other Loan Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that, with respect to any financial projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
4.10.  Employee Benefit Plans. The Borrower is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Borrower was required to file a report with the PBGC.
4.11.  Environmental and Safety Matters. Except as disclosed on Schedule 4.11, the Borrower complies in all material respects with all, and has not violated in any material respects any, Environmental Laws, and is aware of no events, conditions or circumstances involving liability under or continued compliance with such Environmental Laws, or environmental pollution or contamination or human health or safety that could reasonably be expected to have a material adverse effect on the financial condition or business of the Borrower or would materially impair the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party.
4.12.  Ownership of Property; Liens. The Borrower and its Significant Subsidiaries has good title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent failure to have such title could not reasonably

20

be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 7.03.
4.13.  Use of Proceeds. The proceeds of the Loans re-evidence borrowings under the Existing Credit Agreement (which borrowings refinanced existing Indebtedness of the Existing Borrower) and shall be used for general corporate purposes of the Borrower (including, without limitation, to fund working capital needs).
4.14.  Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. None of the representations and warranties given in this Section 4.14 shall be made to any Lender incorporated in or organized under the laws of the Federal Republic of Germany to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU Blocking Regulation) or any similar applicable anti-boycott law or regulation.
4.15.  Affected Financial Institutions. The Borrower is not an Affected Financial Institution.
SECTION 5.
CONDITIONS PRECEDENT
5.01.  Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement and the restatement of the terms of the Existing Loans pursuant to this Agreement are subject to the following conditions precedent:
(a)Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Lender listed on Schedule 1.01 and (ii) duly executed copies of the other Loan Documents.
(b)Representations and Warranties; No Default. On the Restatement Effective Date, (i) the representations and warranties set forth in Section 4 qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of such time with the same effect as though such representations and warranties had been made on and as of such time, (ii) no Event of Default shall have occurred and be continuing on and as of such time under this Agreement or the Existing Credit Agreement (other than as a result of a Change of Control (as defined therein) as a result of the consummation of the Merger Transaction) and (iii) the Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the foregoing clauses (i) and (ii).

21

(c)Charter Documents; Bylaws. The Administrative Agent shall have received a certificate of a secretary or assistant secretary of the Borrower certifying as to the incumbency and genuineness of the signature of each officer or authorized representative of the Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (i) the articles or certificate of incorporation or formation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (ii) the bylaws or other governing document of the Borrower as in effect on the Restatement Effective Date, (iii) resolutions duly adopted by the board of directors of the Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (iv) each certificate required to be delivered pursuant to Section 5.01(d)(i).
(d)Good Standing. The Administrative Agent shall have received copies of (i) certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of its jurisdiction of incorporation or formation and (ii) such “bring-down” good standing certificates dated the Restatement Effective Date or the Business Day immediately preceding the Restatement Effective Date as the Administrative Agent shall reasonably require.
(e)Approvals. All governmental and third party approvals (including approvals (if any) required under any applicable public service or public utility law of New York, Maine, Connecticut or Massachusetts or any other state or commonwealth and the Federal Power Act, as amended from time to time, and the rules, orders and regulations issued in connection therewith) necessary in connection with the continuing operations of the Borrower and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, invalidate or otherwise impose adverse conditions related to this Agreement (including the rights and remedies of the Lenders hereunder).
(f)Financial Statements. On or prior to the Restatement Effective Date, the Lenders shall have received (i) audited consolidated financial statements of the Borrower for the 2021, 2020 and 2019 fiscal years and (ii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended after December 31, 2021 and prior to the date that is 45 days prior to the Restatement Effective Date.
(g)Opinions. The Administrative Agent shall have received a customary opinion, or opinions, reasonably satisfactory in form and content to the Administrative Agent and the Lenders, addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Effective Date, from legal counsel to the Borrower, which legal counsel may be in-house counsel to the Borrower.
(h)Fees. The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel).
(i)PATRIOT Act. The Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and the Lenders no later than ten (10) Business Days prior to the Amendment Effective Date under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

22

(j)Merger. The Administrative Agent shall have received evidence of the consummation of the Merger Transaction set forth in the Merger Agreement and the Merger Transaction shall have occurred on or before the End Date (as defined in the Merger Agreement as in effect on the date of the Existing Credit Agreement, including as such date may be extended pursuant to the terms of the Merger Agreement as in effect on the date of the Existing Credit Agreement).
The Administrative Agent shall notify the Borrower and the Lenders of the satisfaction of the foregoing conditions on the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the assumption of the Loans and other obligations hereunder, and the obligations of the Lenders to make Loans hereunder, shall not become effective unless each of the foregoing conditions is satisfied on or before the End Date (as defined in the Merger Agreement as in effect on the date of the Existing Credit Agreement, including as such date may be extended pursuant to the terms of the Merger Agreement as in effect on the date of the Existing Credit Agreement) (and, in the event such conditions are not so satisfied or waived, this Agreement shall not become effective and the Existing Credit Agreement shall remain in effect (unless otherwise terminated in accordance with the terms thereof). For the avoidance of doubt, nothing hereunder shall affect the Existing Credit Agreement unless and until the occurrence of the Restatement Effective Date of this Agreement.
5.02.  [RESERVED].

SECTION 6.
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Loans, unless the Borrower, acting through the Administrative Agent, shall obtain the written consent of the Required Lenders, the Borrower shall:
6.01.  Financial Statements; Certificates; Reports. Furnish to the Lenders:
(a)promptly upon becoming available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing;
(b)promptly upon becoming available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the principal financial officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

23

(c)concurrently with the delivery of any financial statements pursuant to Section 6.01(a) and (b), in each case, a Compliance Certificate of the Borrower executed by the principal financial officer of the Borrower (i) stating that to the best of such principal financial officer’s knowledge, the Borrower during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such principal financial officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) containing information and calculations for determining compliance by the Borrower with the provisions of this Agreement referred to therein (including Section 7.01) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;
(d)as soon as possible, and in any event within five Business Days after a Financial Officer of the Borrower knows or has reason to know that any Reportable Event has occurred with respect to any Plan maintained in whole or in part for the employees of the Borrower or any Significant Subsidiary, a statement of such Financial Officer, setting forth details as to such Reportable Event and the action which is proposed to be taken with respect thereto, and as soon as possible, and in any event within five Business Days after filing or receipt thereof, a copy of the notice of such Reportable Event filed with or received from the PBGC;
(e)copies of each annual and other report with respect to any Plan requested by any Lender;
(f)promptly after receipt thereof, a copy of any notice which the Borrower or, to the knowledge of the Borrower, any Significant Subsidiary, may receive from the PBGC relating to the intention of the PBGC to terminate any Plan maintained in whole or in part for the benefit of employees of the Borrower or any Significant Subsidiary or to appoint a trustee to administer any such Plan;
(g)promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Borrower and any Significant Subsidiary as any of the Lenders may reasonably request, including such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act, the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, the Beneficial Ownership Regulation and other “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith; and
(h)as soon as possible, and in any event within five Business Days after a Financial Officer of the Borrower knows or has reason to know that any Event of Default, or any event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred, a statement of such Financial Officer, setting forth details as to such Event of Default or event.
6.02.  ERISA. Comply in all material respects with the applicable provisions of ERISA.
6.03.  Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been

24

provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.04.  Maintenance of Existence; Compliance. Except as otherwise required by a Governmental Authority having jurisdiction over the Borrower or any of its Subsidiaries, (a) (i) preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.02 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (c) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; and (d) provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act and applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Beneficial Ownership Regulation. None of the covenants given in Section 6.04(c) shall be made to any Lender incorporated in or organized under the laws of the Federal Republic of Germany to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU Blocking Regulation) or any similar applicable anti-boycott law or regulation.
6.05.  Inspection of Property and Operations; Books and Records. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon the reasonable request of any Lender, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with their independent certified public accountants.
6.06.  Environmental Laws. Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
6.07.  Further Assurances. Execute any and all further documents, agreements and instruments, and take all such further actions, that may be required under any applicable law, or

25

which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Borrower.
6.08.  Maintenance of Ownership of Significant Subsidiaries. Take such action from time to time as shall be necessary to ensure that it at all times owns, directly or indirectly, all of the issued and outstanding shares of common stock of each of its Significant Subsidiaries.
SECTION 7.
NEGATIVE COVENANTS
The Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Loans, unless the Borrower, acting through the Administrative Agent, shall obtain the written consent of the Required Lenders, or except as otherwise required by a Governmental Authority having jurisdiction over the Borrower, the Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly:
7.01.  Financial Condition Covenant. Permit the ratio of Consolidated Indebtedness to Consolidated Total Capitalization of the Borrower to exceed 0.65 to 1.00 at any time.
7.02.  Sale of Assets; Merger. (a) Sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) (i) all or materially all of its respective properties or assets, whether now owned or hereafter acquired, (ii)(A) the primary natural gas, transmission and/or energy services business, as applicable, of any Significant Subsidiary or (B) any common stock of any Significant Subsidiary (other than to the Borrower or a Significant Subsidiary, or any directors or employees thereof), or (iii) any of its properties or assets, whether now owned or hereafter acquired, if the effect of such sale, lease, transfer or disposition would (A) after giving effect to such transaction, result in the Borrower’s senior unsecured long-term debt rating issued by S&P or Moody’s to fall below BBB- or Baa3, respectively (or, if senior unsecured debt ratings are unavailable for the Borrower, the senior secured long-term debt rating issued by S&P or Moody’s to fall below BBB or Baa2, respectively) or (B) materially impair the ability of the Borrower to perform its obligations under this Agreement or under any other Loan Document or (b) consolidate with or merge with another corporation, except where the Borrower (or the Significant Subsidiary, as the case may be) is the surviving corporation and that, after giving effect to such consolidation or merger, no breach of Section 7.01, when calculated on a pro forma basis, would result therefrom, and no other Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.
7.03.  Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for Liens created under its applicable primary first mortgage bond indenture or equivalent instrument set forth on Schedule 7.03, as in effect on the Restatement Effective Date, and except for:
(a)Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower, in conformity with GAAP;

26

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;
(c)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(d)deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Significant Subsidiaries;
(f)Liens in existence on the date hereof, securing any Indebtedness outstanding on the date hereof and extensions, renewals or replacements thereof; provided that no such Lien is spread to cover any additional property after the Restatement Effective Date (other than pursuant to any Borrower Senior Secured Indebtedness) and that the amount of Indebtedness secured thereby is not increased;
(g)Liens securing Indebtedness, in an aggregate principal amount not to exceed $250,000,000 at any one time outstanding, incurred to finance the acquisition or construction of fixed or capital assets (including Capital Lease Obligations) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Liens shall be created substantially simultaneously with or within 120 days after such acquisition or completion of such construction of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property financed by such indebtedness;
(h)any interest or title of a lessor under any lease entered into in the ordinary course of business and covering only the assets so leased;
(i)Liens existing upon any property acquired by the Borrower in the ordinary course of business; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(j)Liens arising in connection with sales or transfers of, or financings secured by, accounts receivable or related contracts;
(k)Liens created by or resulting from litigation or legal proceedings that are currently being contested in good faith by appropriate proceedings and do not involve amounts that in the aggregate would exceed $50,000,000;
(l)Liens incidental to the normal conduct of the business of the Borrower or any Subsidiary of the Borrower or the ownership of its property that are not incurred in connection with the incurrence of Indebtedness and that do not in the aggregate materially impair the use of such

27

property in the operation of the business of the Borrower and its Subsidiaries taken as a whole or the value of such property for the purposes of such business; and
(m)Liens created under any Loan Document.
7.04.  Limitation on Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) subject to the jurisdiction of, and approved by, the Federal Energy Regulatory Commission under the Federal Power Act, as amended, or any state regulatory commission or (b) upon fair and reasonable terms no less favorable to the Borrower or such Significant Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
7.05.  Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Significant Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Significant Subsidiary to such Person or any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Significant Subsidiary, except to the extent such arrangement would not, collectively with all similar arrangements, reasonably be expected to materially impair the ability of the Borrower to perform its obligations under this Agreement.
7.06.  Limitation on Changes in Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.
7.07.  Use of Proceeds. Request any Borrowing or use (and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use) the proceeds of the Loans, directly or indirectly, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. None of the covenants given in this Section 7.07 shall be made to any Lender incorporated in or organized under the laws of the Federal Republic of Germany to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU Blocking Regulation) or any similar applicable anti-boycott law or regulation.
7.08.  Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.
7.09.  Limitation on Restrictions on Distributions from Subsidiaries. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Significant Subsidiary to pay dividends or make any other distribution on its Capital Stock to the Borrower, other than any encumbrance or restriction pursuant to an agreement

28

or instrument in effect at the Restatement Effective Date, or imposed by any Governmental Authority.
SECTION 8.
EVENTS OF DEFAULT
With respect to the Borrower, each of the following events shall constitute an event of default hereunder (hereinafter called an “Event of Default”):
(a)failure by the Borrower to pay any amount of principal of any of the Loans, as and when due and payable; failure by the Borrower to pay any interest on any of the Loans, any Fee or any other amount owed under this Agreement, within five days after any such interest, Fee or other amount becomes due and payable;
(b)the Borrower shall fail to perform or observe any of its other covenants or agreements contained in this Agreement or any other Loan Document and such failure shall continue unremedied for 30 days (or in the case of failure to observe Section 7.01, for five Business Days) after the earlier of (i) a Financial Officer of the Borrower obtaining knowledge thereof and (ii) receipt by the Borrower of written notice thereof from the Administrative Agent or any Lender;
(c)any representation or warranty made by the Borrower herein or in any certificate or other instrument furnished in connection with this Agreement that is qualified as to materiality shall be incorrect or any such representation or warranty not so qualified shall be incorrect in any material respect when made or deemed made;
(d)default beyond any applicable grace period with respect to the Borrower Senior Secured Indebtedness of the Borrower, or the performance of any obligation incurred in connection with any such Indebtedness, if the effect of such default is to permit the holder thereof, or a trustee or agent on its behalf, to cause such Indebtedness to become due prior to its stated maturity or any such Indebtedness shall not be paid at maturity;
(e)default beyond any applicable grace period with respect to any Indebtedness of the Borrower and/or any Significant Subsidiary, the outstanding principal amount of which exceeds in the aggregate $50,000,000, or the performance of any obligation incurred in connection with such Indebtedness if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof, or a trustee or agent on its behalf, to cause such indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, or if any such Indebtedness shall not be paid at maturity;
(f)the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Borrower or any Significant Subsidiary under any Debtor Relief Law, or appointing a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) the Borrower or any Significant Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up of or liquidation of the affairs of the Borrower or any Significant Subsidiary and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
(g)the filing by the Borrower or any Significant Subsidiary of a petition or answer or consent seeking relief under any Debtor Relief Law, or the consent by the Borrower or any

29

Significant Subsidiary to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Borrower or any Significant Subsidiary or of any substantial part of their respective properties, or the failure of the Borrower or any Significant Subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by the Borrower or any Significant Subsidiary in furtherance of any such action;
(h)final judgment for the payment of money exceeding an aggregate of $50,000,000 shall be rendered or entered against the Borrower and/or any Significant Subsidiary and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed or contested in good faith;
(i)(i) a Reportable Event shall have occurred with respect to any Plan that reasonably could be expected to result in a liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $50,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds (A) for the termination of such Plan by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or (C) for the imposition of a lien in favor of such Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the PBGC shall institute proceedings to terminate any Plan;
(j)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (except for Iberdrola, S.A.) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the outstanding common stock of the Borrower; or
(k)any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any Loan Document;
then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent, shall, at the request of, or may, with the consent of, the Required Lenders, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (A) terminate or reduce, as provided below, forthwith the Commitments (if any) of the Lenders hereunder with respect to the Borrower and (B) declare the Loans made to the Borrower and all other amounts accrued or owing by the Borrower under this Agreement to be forthwith due and payable, whereupon such Loans and such other amounts shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided, however, that upon the occurrence of the events in paragraph (f) or (g) of this Section 8 both of the preceding actions will automatically take place without any notice to the Borrower or any action by the Administrative Agent or any Lender.

30

SECTION 9.
DEFINITIONS
9.01.  Defined Terms. As used in this Agreement, the terms listed in this Section 9.01 shall have the respective meanings set forth in this Section 9.01.
“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of:
(a)    the Prime Rate in effect on such day;
(b)    the Federal Funds Rate in effect on such day plus 0.50%; and
(c)    Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; each change in ABR shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall ABR be less than 1.0%.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean a Loan bearing interest at the ABR.
“ABR Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” shall have the meaning assigned to it in the recitals hereof.
“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Controlled” shall have a meaning correlative thereto.
“Agreement” shall mean this Amended and Restated Term Loan Credit Agreement, as amended, supplemented or otherwise modified from time to time.

31

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower and their respective Subsidiaries concerning or relating to bribery or corruption and anti-money laundering rules and regulations, including the Patriot Act.
“Applicable Margin” means, for SOFR Loans and ABR Loans, the appropriate applicable percentages, in each case (subject to the exception indicated below), corresponding to the Debt Rating of the Borrower in effect as of the most recent Calculation Date as shown below:

Pricing Level	Debt Rating	Applicable Margin for SOFR Loans	Applicable Margin for ABR Loans
I	> BBB+/Baa1	0.65%	0.00%
II	BBB/Baa2	0.80%	0.00%
III	< BBB- or unrated/Baa3 or unrated	0.95%	0.00%

The Applicable Margin shall be determined and adjusted on the date (each a “Calculation Date”) one Business Day after the date on which the Borrower’s Debt Rating is upgraded or downgraded in a manner which requires a change in the then applicable Pricing Level set forth above. If at any time there is a split in the Borrower’s Debt Ratings between S&P and Moody’s, the Applicable Margin shall be determined by the higher of the two Debt Ratings (i.e. the lower pricing), provided that if the two Debt Ratings are more than one level apart, the Applicable Margin shall be based on the Debt Rating which is one level lower than the higher rating. If the Borrower does not have a Debt Rating from either S&P or Moody’s, then, Pricing Level III shall apply. Each Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all existing SOFR Loans as well as any new SOFR Loans made. The applicable Pricing Level for Applicable Margin, as of the Restatement Date, is Pricing Level [__].
“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” shall mean Wells Fargo Securities, LLC, in its capacity as sole lead arranger and bookrunner.
“Assignee” shall have the meaning assigned to it in Section 11.02(c).
“Assignment and Acceptance” shall mean an assignment and acceptance, substantially in the form of Exhibit A.
“Assignor” shall have the meaning assigned to it in Section 11.02(c).

32

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Loan Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.06(c)(iv).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.06(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Loan Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark

33

Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the

34

administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06(c)(i).
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“BGC” shall mean The Berkshire Gas Company, a Massachusetts gas company.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Borrower” shall have the meaning assigned to it in the recitals hereof.
“Borrower Senior Secured Indebtedness” shall mean any Indebtedness of the Borrower secured by any Lien on property owned or acquired by it; provided that the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $250,000,000 at any one time outstanding.

35

“Borrowing” shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.
“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina are closed.
“Capital Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“CMP” shall mean Central Maine Power Company, a Maine corporation.
“CNG” shall mean Connecticut Natural Gas Corporation, a Connecticut corporation.
“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.
“Commitment” shall mean, as to any Lender, its obligation to maintain a Loan to the Borrower pursuant to Section 1.01 in an aggregate principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.011, as the same may be changed from time to time as permitted pursuant to the terms of this Agreement.

1 To be updated to reflect commitment amounts upon effectiveness of this Agreement.

36

“Commitment Percentage” shall mean, as to any Lender at any time, (a) as of the Restatement Effective Date, the percentage that such Lender’s Commitment then constitutes of the aggregate Commitments of the Lenders on such date or, (b) at any time thereafter, the percentage that the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.
“Compliance Certificate” shall mean a certificate duly executed by the principal financial officer of the Borrower substantially in the form of Exhibit B.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Loan Agreement and the other Loan Documents).
“Consolidated Indebtedness” shall mean, with respect to the Borrower at any date, all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, excluding debt and interest expense arising from the application of Financial Interpretation Number 45 or 46 of the Financial Accounting Standards Board.
“Consolidated Net Income” shall mean, with respect to the Borrower at any date, the consolidated net income, if any, after taxes, of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided that Consolidated Net Income shall not be reduced or increased by the amount of any non-cash extraordinary charges or credits that would otherwise be deducted from or added to revenue in determining such Consolidated Net Income.
“Consolidated Net Worth” shall mean, with respect to the Borrower at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders’ equity determined at such date; provided, however, that in any event (and notwithstanding a change in GAAP subsequent to the date of this Agreement) amounts attributable to the Borrower’s and its Subsidiaries’ preferred stock shall be included in Consolidated Net Worth.
“Consolidated Total Capitalization” shall mean, with respect to the Borrower at any date, the sum of the Consolidated Net Worth of the Borrower and the Consolidated Indebtedness of the Borrower.

37

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Credit Parties” shall mean each of the Lenders, the Administrative Agent and the Arranger.
“Debt Rating” means, with respect to any Person, the long term, senior, unsecured non-credit enhanced debt rating of such Person by S&P or Moody’s, as applicable; provided, however, that if neither S&P nor Moody’s issues a long term, senior, unsecured non-credit enhanced rating of such Person, then the Debt Rating shall be such Person’s issuer corporate credit rating by S&P or Moody’s, as applicable.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender” shall mean, subject to Section 11.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans on the Restatement Effective Date unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due; (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided  that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c)   upon receipt of such written confirmation by the Administrative Agent and the Borrower); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a (A) proceeding under any Debtor Relief Law or (B) Bail-In Action or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity;  provided  that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such equity interest does not result in or provide such Lender with immunity from the

38

jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 11.16(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Dollars” or “$” shall mean lawful money of the United States of America.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Eligible Assignee” shall mean any Person that meets the requirements to be an Assignee under Section 11.02 (subject to such consents, if any, as may be required thereunder).
“Environmental Laws” shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment (including natural resources, wetlands, flora and fauna), as now or may at any time hereafter be in effect.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“Erroneous Payment” has the meaning assigned thereto in Section 10.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 10.10(d).
“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 10.10(d).
“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 10.10(d).

39

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Event of Default” shall mean any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act” shall have the meaning assigned to it in Section 8(j).
“Existing Borrower” shall have the meaning assigned to it in the recitals hereof.
“Existing Credit Agreement” shall have the meaning assigned to it in the recitals hereof.
“Existing Lenders” shall have the meaning assigned to it in the recitals hereof.
“Existing Loans” shall have the meaning assigned to it in Section 1.01.
“Facility” shall mean the Commitments and the Loans made thereunder.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Officer” shall mean the principal financial officer, principal accounting officer, treasurer or controller of the Borrower or any vice president of the Borrower whose primary responsibility is for financial matters.
“Floor” means a rate of interest equal to 0.00%.
“Funding Office” shall mean the office of the Administrative Agent specified in Schedule 11.01 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP” shall mean generally accepted accounting principles, applied on a consistent basis.

40

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Hedge Agreements” shall mean all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Indebtedness” shall mean of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue more than 60 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all liabilities of such Person as an account party under acceptances, letters of credit (other than trade letters of credit), surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person that

41

is redeemable at the option of the holder thereof or that has any mandatory dividend, redemption or other required payment that could be required thereunder prior to the date that is one year after the Termination Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Indebtedness shall not include Indebtedness of the Borrower arising from the application of Financial Interpretation Number 45 of the Financial Accounting Standards Board, Financial Interpretation Number 46 of the Financial Accounting Standards Board or Issue No. 01-08 of the Emerging Issues Task Force (EITF).
“Interest Payment Date” shall mean (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date, (b) as to any SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any SOFR Loan, the date of any repayment or prepayment made in respect thereof.
“Interest Period” shall mean (a) as to any SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending one, three or six months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Termination Date and (iii) the date such Borrowing is repaid or prepaid in accordance with Sections 2.02 or 2.08; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a SOFR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) to tenor that has been removed from this definition pursuant to Section 2.06(c)(iv) shall be available for specification in any request for conversion or continuation hereunder.
“Lenders” shall have the meaning as defined in the preamble hereto.

42

“Lending Office” shall mean (a) initially, for each Lender, its branch office or offices located as of the date hereof at its address set forth in such Lender’s Administrative Questionnaire and (b) subsequently, such other branch (or affiliate) of each Lender as such Lender may designate by notice in writing to the Borrower and the Administrative Agent as the branch (or affiliate) from which ABR Loans or SOFR Loans will thereafter be made hereunder and for the account of which all payments by the Administrative Agent of principal of, and interest on, ABR Loans or SOFR Loans, as the case may be, will thereafter be made.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loan Documents” shall mean this Agreement and the Notes (if any).
“Loans” shall have the meaning assigned to it in Section 1.01(a).
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Maximum Rate” shall have the meaning assigned to it in Section 11.12.
“Merger Transaction” shall mean (i) the entering into of that certain Agreement and Plan of Merger, dated as of October 20, 2020, as amended by that certain Amendment to Merger Agreement, dated as of January 3, 2022 (together with the exhibits and disclosure schedules thereto, but without giving effect to any further amendment, waiver or consent that is materially adverse to the interests of the Lenders in their respective capacities as such without the consent of the Administrative Agent, the “Merger Agreement”), among the Borrower, NM Green Holdings, Inc. (“Merger Sub”) and the Existing Borrower, pursuant to which Merger Sub will be merged with and into the Existing Borrower, the Existing Borrower will be the surviving entity in the merger and the Existing Borrower will become a subsidiary of the Borrower, and (ii) the consummation of the transactions set forth in the Merger Agreement on the Restatement Effective Date.
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 11.07 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Lender” shall have the meaning assigned to it in Section 2.16(f).

43

“Note” shall mean, if requested by any Lender, the promissory note of the Borrower in favor of the Lender in substantially the form of Exhibit C, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.
“NYSEG” shall mean New York State Electric & Gas Corporation, a New York corporation.
“Other Taxes” shall have the meaning assigned to it in Section 2.16(b).
“Overnight Bank Funding Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” shall have the meaning assigned to it in Section 11.02(b).
“Participant Register” shall have the meaning assigned to it in Section 11.02(b).
“PATRIOT Act” shall have the meaning assigned to in Section 11.15.
“Payment Recipient” has the meaning assigned thereto in Section 10.10(a).
“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.
“Plan” shall mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any Significant Subsidiary.
“PNMR” shall mean PNM Resources, Inc., a New Mexico corporation.
“PNMR Development” shall mean PNMR Development and Management Corporation, a New Mexico corporation.
“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).
“PSNM” means Public Service Company of New Mexico, a New Mexico corporation.
“Register” shall have the meaning assigned to it in Section 11.02(d).

44

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Party” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan.
“Required Lenders” shall mean at any time, at least two Lenders that collectively hold more than 50% of the outstanding aggregate principal amount of the Loans. The Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restatement Effective Date” shall mean the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.07.
“RGE” shall mean Rochester Gas and Electric Corporation, a New York corporation.
“S&P” shall mean S&P Global Ratings.
“Sanctioned Country” means, at any time, a region, a country or territory which is itself (or whose government is) the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, any target of Sanctions, including; (a) any Person on any list of targets identified or designated pursuant to any Sanctions, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order), the United Nations

45

Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.
“SCG” shall mean The Southern Connecticut Gas Company, a Connecticut corporation.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” shall mean a Borrowing comprised of SOFR Loans.
“SOFR Loan” means any Loan bearing interest at a rate based upon Adjusted Term SOFR as provided in Section 2.04.
“Significant Subsidiary” shall mean, at any particular time, any Subsidiary of the Borrower that would be a “significant subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, including without limitation Avangrid Renewables Holdings, Inc., Avangrid Renewables, LLC, NYSEG, RGE, CMP, UI, CNG, SCG, BGC, TNMP, PNMR, PSNM and PNMR Development.
“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
“Taxes” shall have the meaning assigned to it in Section 2.16(a).
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government

46

Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” shall mean May 18, 2025.
“TNMP” shall mean Texas-New Mexico Power Company, a Texas corporation.
“Transferee” shall have the meaning assigned to it in Section 2.16(a).
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include Adjusted Term SOFR and the ABR.
“UI” shall mean The United Illuminating Company, a specially chartered Connecticut corporation.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

47

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.07 and 2.08, in each case, such day is also a Business Day.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
9.02.  Terms Generally. The definitions in Section 9.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, including the word “consolidated,” as such term is applicable to the Borrower.

SECTION 10.
THE ADMINISTRATIVE AGENT
The Lenders and the Administrative Agent agree among themselves as follows:
10.01.  Appointment and Authority of Administrative Agent. Each of the Lenders hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 10.08, the provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan

48

Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
10.02.  Reliance by Administrative Agent; Delegation by Administrative Agent.
(a)The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, communication, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person(s). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(b)The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any recitals, statements, representations or warranties herein or the contents of any document delivered in connection herewith, or be liable for failing to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement or any other Loan Documents. The Administrative Agent shall not be responsible to the Lenders or the holders of any Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or such Notes. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with  Section 11.02. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any

49

of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under the other Loan Documents.
The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.
10.03.  No Amendment to Administrative Agent’s Duties Without Consent.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8 or 11.07) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement,

50

instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement that affects its duties as Administrative Agent under this Agreement unless it shall have given its prior written consent as Administrative Agent thereto.
10.04.  Responsibilities of Administrative Agent. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received in like funds, and (ii) to promptly distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. In the event that (x) the Borrower fails to pay when due the principal of or interest on any Loan or (y) the Administrative Agent receives notice from the Borrower or any Lender of the occurrence of an Event of Default or other condition or event, in each case the Administrative Agent shall promptly give written notice thereof to the Lenders and shall take such action with respect to such Event of Default or other condition or event as it shall be directed in writing to take by the Required Lenders; provided, however, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action or refrain from taking such action with respect to such Event of Default or other condition or event as it shall deem advisable in the best interests of the Lenders. The Administrative Agent shall promptly deliver any bill required to be delivered by the Administrative Agent to the relevant Borrower.
10.05.  Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03 and 11.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.03 and 11.03.

51

10.06.  Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.07.  Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking any action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each of the Lenders agrees that the Administrative Agent shall not have any responsibility for the accuracy or adequacy of any information contained in any document, or any oral information, supplied to such Lender by the Borrower directly or through the Administrative Agent.
10.08.  Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders or the retiring Administrative Agent appoint a successor Administrative Agent as provided for in Section 10.08(a). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan

52

Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable by the Borrower to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
10.09.  No Other Duties. Anything herein to the contrary notwithstanding, neither the Arranger nor any other agents from time to time listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
10.10.  Erroneous Payments.

(a)Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (Affiliate thereof) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.10(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

53

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Bank Funding Rate.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.02 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 10.10 or under the indemnification provisions of this Loan Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Loan

54

Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Loans made to the Borrower and all other amounts accrued or owing by the Borrower under this Agreement (collectively, the “Borrower Obligations”), except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Borrower Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Borrower Obligations, the Borrower Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 10.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Loan Document.

(g)Nothing in this Section 10.10 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

10.11.  ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other party hereto, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

55

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (i) clause (i) of Section 10.11(a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) of Section 10.11(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto.

SECTION 11.
MISCELLANEOUS
11.01.  Notices.
(a)Any notice shall be conclusively deemed to have been received by a party hereto and be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other parties in writing):
(i)if to the Administrative Agent or the Borrower, at the address thereof set forth in Schedule 11.01; and (ii) if to any of the Lenders, at the address specified in its Administrative Questionnaire, or if a Lender is a Lender by virtue of an assignment, to it at its address (or facsimile number) set forth in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or other telegraphic

56

communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Section 2 by electronic communication. The Administrative Agent or the relevant Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Any party hereto may change its address (including email address) or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent any Lender by means of electronic communications pursuant to this Section 11.01, including through the Platform.

57

11.02.  Successors and Assigns; Participations, Assignments and Designations.
(a)This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.02(c), (ii) by way of participation in accordance with the provisions of Section 11.02(b) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.02(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.02(b) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i) Any Lender may, without the consent of or notice to the Borrower or the Administrative Agent, in accordance with applicable law, at any time sell participations to any Person (other than a natural person or the Borrower or any Affiliate or Subsidiary of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of all Lenders

58

pursuant to Section 11.07 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.06(b), 2.09, 2.12 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.02(c); provided that such Participant agrees to be subject to the provisions of Section 2.11 as if it were an Assignee under Section 11.02(c); provided further that no Participant shall be entitled to receive any greater amount pursuant to Section 2.09(b), 2.09, 2.12 or 2.16 than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.
(c) (i) Any Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Lender, any Affiliate of any Lender or any Approved Fund or, with the consent (which shall not be unreasonably withheld or delayed) of the Borrower and the Administrative Agent (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof), to any other Person (other than the Borrower, any Subsidiary or Affiliate of the Borrower, any Defaulting Lender or any other Person who, upon becoming a Lender hereunder, would constitute any of the foregoing, or any natural person) (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this Section 11.02(c), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.09, 2.12, 2.16 and 11.03. Notwithstanding any provision of this Section 11.02, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing with respect to the Borrower.
(ii)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment,

59

purchases by the assignee of participations or subparticipations or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable Assignee and Assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this Section 11.02(c)(ii), then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(d)The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at its address referred to in Schedule 11.01 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.
(e)Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 11.02(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.
(f)For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.02 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank or any other central bank having jurisdiction over such Lender in accordance with applicable law. The parties to this Agreement further acknowledge that any such pledge or assignment shall not release such Lender from any of its obligations hereunder or substitute any pledge or assignee for such Lender as a party hereto.

60

(g)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 11.02(f).
11.03.  Expenses; Indemnity.
(a)The Borrower agrees to pay all reasonable out-of-pocket expenses incurred (i) by the Administrative Agent in connection with the preparation of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), including the reasonable fees and disbursements of counsel to the Administrative Agent, and (ii) by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made or any Notes issued hereunder, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders.
(b)The Borrower agrees to indemnify the Administrative Agent, each Lender, the Arranger and each Related Party of any of the foregoing Persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in any connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds of therefrom, (iii) any violation of, or noncompliance with, any Environmental Law, any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any of the other Loan Documents, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 11.03 shall be payable on written demand therefor.
(d)To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.03(a) or 11.03(b) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to

61

pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate principal amount of all Loans outstanding at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.
(e)To the fullest extent permitted by applicable law, the Borrower shall not assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 11.03(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
11.04.  Effectiveness. This Agreement shall become effective on the Restatement Effective Date, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender.
11.05.  Survival of Agreement; Benefit to Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of the Loans herein contemplated and the execution and delivery to the Lenders of any Notes evidencing such Loans and shall continue in full force and effect so long as any portion of any of such Notes is outstanding and unpaid and to the extent prior to the Termination Date. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of the Lenders; provided, however, that no interest, rights or duties herein may be assigned by the Borrower without the prior written approval of all the Lenders.
11.06.  Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness;  provided  that in the event that any Defaulting Lender shall

62

exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 11.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it is exercising such right of setoff. The rights of each Lender and its Affiliates under this Section 11.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.07.  Waivers; Amendment.
(a)No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.07(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)Except for replacing any Lender in accordance with the procedures specified in Section 2.11, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of, or any scheduled principal payment date or date for the payment of any interest on, any Loan, or waive or excuse any such payment or any part thereof, or decrease rate of interest on any Loan, without the prior written consent of each Lender directly affected thereby, (ii) change, reinstate or extend the Commitment of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.13, Section 2.14, this Section 11.07 or the definition of “Commitment Percentage” or “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender, or (iv) amend the last sentences of Sections 4.14, 6.04 or 7.07 without the prior written consent of Required Lenders and each Lender incorporated or organized under the laws of the Federal Republic of Germany; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Any waiver, amendment or modification authorized by this Section 11.07 shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans.
(c)Any request by the Borrower for a modification, amendment or waiver of any provision of this Agreement or any other Loan Document shall be made in writing to the Administrative Agent and the Administrative Agent shall promptly communicate such request to the Lenders. Any such waiver, consent or approval granted by the Required Lenders (and such

63

other Persons as may be required under this Section 11.07) shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.
(d)No waiver by the Administrative Agent or any Lender of any breach or default of or by the Borrower under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring.
(e)In connection with any waiver, determination or direction relating to any part of Sections 4.14, 6.04(c) or 7.07 of which a Lender does not have the benefit, the Commitment and Loans of that Lender will be excluded for the purpose of determining whether the consent of the requisite Lenders has been obtained or whether the determination or direction by the requisite Lenders has been made.
11.08.  Severability. In the event any one or more provisions contained in this Agreement or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
11.09.  Headings. The Section headings in this Agreement are for convenience only and shall not affect the construction hereof.
11.10.  Governing Law; Jurisdiction.
(a)This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and governed by the laws of the State of New York.
(b)The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

64

(c)The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.10(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law
11.11.  Counterparts; Integration; Effectiveness; Electronic Execution..
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in two or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any Lender, and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any

65

other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
11.12.  Interest Rate Limitation. Notwithstanding anything herein or in any other Loan Document to the contrary, if at any time the applicable interest rate, together with all charges which are treated as interest under applicable law (collectively the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Loan held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.
11.13.  Entire Agreement. This Agreement, the other Loan Documents, any separate letter agreements with respect to fees payable to the Administrative Agent and any Assignment and Acceptance (executed pursuant to Section 11.02 of this Agreement) constitute the entire contract between the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the

66

Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
11.14.  Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (i) certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section 11.14.
11.15.  USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.
11.16.  Defaulting Lenders.
(a)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows:
(A)first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;
(B)second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;
(C)third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement;

67

(D)fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
(E)fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
(F)sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 11.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
11.17.  Certain Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Borrower and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Borrower on other matters, and the relationship between the Credit Parties, on the one hand, and the Borrower, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Borrower, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Borrower rely on, any fiduciary duty to the Borrower or their affiliates on the part of the Credit Parties, (c) the Borrower is capable of evaluating and understanding, and the Borrower understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Borrower has been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the

68

Borrower’s interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Borrower, (e) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent the Borrower has deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its Affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Borrower or its Affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Borrower or any such Affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Borrower and the Credit Parties.
11.18.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

AVANGRID, INC.

By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

[Signature Page to Amended and Restated Term Loan Agreement]

2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: __________________________________
Name: Gregory R. Gredvig
Title: Director

3

BANK OF AMERICA, N.A., as a Lender

By: ______________________________
Name:
Title:

4

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: ______________________________
Name:
Title:

5

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: ______________________________
Name:
Title:

6

MUFG BANK, LTD., as a Lender

By: ______________________________
Name:
Title:

7

THE BANK OF NEW YORK MELLON, as a Lender

By: ______________________________
Name:
Title:

EXHIBIT 2.1(b)
FORM OF
NOTICE OF BORROWING
TO:     WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
RE:     Amended and Restated Term Loan Agreement dated as of May 20, 2022 among PNM Resources, Inc. (the “Borrower”), the Lenders identified therein and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) (as the same may be amended, modified, extended or restated from time to time, the “Loan Agreement”).
DATE:    ________________, 202__
1.    This Notice of Borrowing is made pursuant to the terms of the Loan Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Loan Agreement.
2.    Please be advised that the Borrower is requesting a Loan on the terms set forth below:
(a)    Principal amount of requested
Loan

$_________________

(b)    Date of requested
Loan (the “Borrowing Date”) __________________
(c)    Interest rate applicable to the
requested Loan:
(i)    _______    Adjusted Base Rate
(ii)    _______    Adjusted Term SOFR for an Interest Period of:
_______    one month
_______    three months
_______    six months
3.    The undersigned hereby certifies that the following statements will be true on the Borrowing Date:
(a) The representations and warranties made by the undersigned in any Loan Document (other than the representation and warranties in Section 6.7(a) (but only with respect to clause (a) of the definition of Material Adverse Effect) and Section 6.9 of the Loan Agreement) are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) at and as if made as of such date except to the extent they expressly and exclusively relate to an earlier date.

2

(b) No Default or Event of Default exists or shall be continuing either prior to or after giving effect to the Loan made pursuant to this Notice of Borrowing.
(c) Subsequent to the funding of the requested Loan, the aggregate principal amount of the Loans will not exceed the aggregate amount of the Lenders’ Commitments.
4.    The undersigned hereby acknowledges and agrees that the Borrower shall indemnify each Lender in accordance with Section 3.14 against any loss, cost or expense incurred by such Lender as a result of any failure by the Borrower to borrow the Loan requested by the Borrower in this Notice of Borrowing on the Borrowing Date.

PNM RESOURCES, INC., a New Mexico
corporation

By:
Name:
Title:

EXHIBIT 2.1(d)
FORM OF TERM NOTE
Lender: ____________    _________, 202__
FOR VALUE RECEIVED, PNM RESOURCES, INC., a New Mexico corporation (the “Borrower”), hereby promises to pay to the Lender referenced above (the “Lender”), at the Administrative Agent’s Office set forth in that certain Amended and Restated Term Loan Agreement dated as of May 20, 2022 (as amended, modified, extended or restated from time to time, the “Loan Agreement”) among the Borrower, the Lenders party thereto (including the Lender) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) (or at such other place or places as the holder of this Note may designate), the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower under the Loan Agreement, in lawful money and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement (but, in any event, no later than the Maturity Date), and to pay interest on the unpaid principal amount of the Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of the Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.
This Note is one of the Notes referred to in the Loan Agreement and evidences the Loan made by the Lender to the Borrower thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement and the terms and conditions of the Loan Agreement are expressly incorporated herein and made a part hereof.
The Loan Agreement provides for the acceleration of the maturity of the Loan evidenced by this Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayment of the Loan upon the terms and conditions specified therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorney fees.
The date, amount, type, interest rate and duration of Interest Period (if applicable) of the Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or under this Note in respect of the Loan to be evidenced by this Note, and each such recordation or endorsement shall be prima facie evidence of such information, absent manifest error.
Except as permitted by Section 11.3(b) of the Loan Agreement, this Note may not be assigned by the Lender to any other Person.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.
PNM RESOURCES, INC.,
a New Mexico corporation
By:
Name:
Title:

EXHIBIT 2.3
FORM OF
NOTICE OF CONTINUATION/CONVERSION
TO:     WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
RE:     Amended and Restated Term Loan Agreement dated as of May 20, 2022 among PNM Resources, Inc. (the “Borrower”), the Lenders identified therein and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) (as the same may be amended, modified, extended or restated from time to time, the “Loan Agreement”).

DATE: ________________, 202__

1.    This Notice of Continuation/Conversion is made pursuant to the terms of the Loan Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Loan Agreement.
2.    Please be advised that the Borrower is requesting that a portion of the current outstanding Loan in the amount of $_______________, currently accruing interest at ____________, be extended or converted as of ________, 202_ at the interest rate option set forth in paragraph 3 below.
3.    The interest rate option applicable to the extension or conversion of all or part of the existing Loan referenced above shall be:
a.    ______    the Adjusted Base Rate
b.    ______    the Adjusted Term SOFR for an Interest Period of:
______ one month
______ three months
______ six months
4.    As of the date hereof, no Default or Event of Default has occurred and is continuing.
[signature page follows]

PNM RESOURCES, INC.,
a New Mexico corporation
By:
Name:
Title:

EXHIBIT 4.1(j)
FORM OF
ACCOUNT DESIGNATION LETTER
[Date]
Wells Fargo Bank, National Association
[address]
Attention: [________]
Ladies and Gentlemen:
This Account Designation Letter is delivered to you by PNM RESOURCES, INC. (the “Borrower”), a New Mexico corporation, under Section 4.1(j) of the Amended and Restated Term Loan Agreement, dated as of May 20, 2022 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).
[The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate, in writing to the Administrative Agent, one or more other accounts:
A/C#   ______
ABA   ______
Reference:]

IN WITNESS WHEREOF, the undersigned has executed this Account Designation Letter this __ day of _________, 20__.
PNM RESOURCES, INC., a New Mexico corporation
By:
Name:
Title:

EXHIBIT 7.1(c)
FORM OF
COMPLIANCE CERTIFICATE
TO:     WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent
RE:     Amended and Restated Term Loan Agreement dated as of May 20, 2022 among PNM Resources, Inc. (the “Borrower”), Wells Fargo Bank, National Association (the “Administrative Agent”), and the Lenders identified therein (as the same may be amended, modified, extended or restated from time to time, the “Loan Agreement”).

DATE: ________________, 202__

Pursuant to the terms of the Loan Agreement, I, ________________, [Title of Financial Officer] of PNM Resources, Inc., hereby certify on behalf of the Borrower that, as of the [Fiscal Quarter] [Fiscal Year] ended ______, 202__, the statements below are accurate and complete in all respects (all capitalized terms used below shall have the meanings set forth in the Loan Agreement):
a.    Attached hereto as Schedule 1 are calculations (calculated as of the date of the annual financial statements delivered in accordance with Section 7.1(a) of the Loan Agreement or as of the date of the quarterly financial statements referred to in paragraph c. below) demonstrating compliance by the Borrower with the financial covenant contained in Section 7.2 of the Loan Agreement.
b.    No Default or Event of Default exists under the Loan Agreement, except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto.
c.    [Attached hereto as Schedule 2 are the quarterly financial statements for the fiscal quarter ended __________, 202__ and such quarterly financial statements] [The quarterly financial statements for the fiscal quarter ended _______, 202_, delivered electronically pursuant to the last paragraph of Section 7.1 of the Loan Agreement,] fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and except that the quarterly financial statements have fewer footnotes than annual statements]2.
[signature page follows]
2 Use the first bracketed language when delivering paper copies of quarterly financial statements and the second bracketed language when delivering quarterly financial statements electronically.

PNM RESOURCES, INC., a New Mexico corporation
By:
Name:
Title:

SCHEDULE 1
TO EXHIBIT 7.1(c)
FINANCIAL COVENANT CALCULATIONS
A.    Debt Capitalization

1.	Consolidated Indebtedness of the Borrower	$____________________
2.	Consolidated Capitalization of the Borrower	$____________________
3.	Debt to Capitalization Ratio (Line A1 ÷ A2)	___________to 1.0
Maximum Permitted		.70 to 1.0

SCHEDULE 2
TO EXHIBIT 7.1(c)
[QUARTERLY][ANNUAL] FINANCIAL STATEMENTS
[Attached]

EXHIBIT 11.3(b)
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between _________ (the “Assignor”) and ________________ (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Schedule 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	____________________________
2.	Assignee:	____________________________ and is an Affiliate/Approved Fund of ___________
3.	Borrower:	PNM Resources, Inc., a New Mexico corporation
4.	Administrative Agent:	Wells Fargo Bank, National Association, as the Administrative Agent under the Loan Agreement
5.	Loan Agreement:	Amended and Restated Term Loan Agreement dated as of May 20, 2022 among the Borrower, the Administrative Agent, and the Lenders identified therein
6.	Assigned Interest:

Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitment/Loan Assigned	Percentage Assigned of Commitment/Loan
$	$	%

7.	After giving effect to the foregoing assignment, the Assignor and the Assignee shall have the following Commitments, Pro Rata Shares and outstanding Loans:

	Commitments	Pro Rata Share	Outstanding Loans
Assignor
Assignee

8.	Trade Date:	__________________

Effective Date: _____________ ___, 202__

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Name:
Title:
Consented to and Accepted if applicable:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Name:
Title:
Consented to if applicable:
PNM RESOURCES, INC.,
a New Mexico corporation
By:
Name:
Title:

SCHEDULE 1
TO EXHIBIT 11.3(b)
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.